UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant  ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SENTI BIOSCIENCES, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials;
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY MATERIALS FILED PURSUANT TO RULE 14a-6(a)

SUBJECT TO COMPLETION

SENTI BIOSCIENCES, INC.
2 Corporate Drive, First Floor
South San Francisco, CA, 94080
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held March 6, 2025
Notice is hereby given that the Special Meeting of Stockholders, or the Special Meeting, of Senti Biosciences, Inc., or the Company, or our, will be held online on March 6, 2025 at 9:00 a.m. Pacific Time. The Special Meeting will be held virtually. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/SNTI2025SM, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the proxy card being mailed to you separately in order to attend the Special Meeting. The purpose of the Special Meeting is the following:
1.
To approve, subject to certain conditions, the issuance of the Company’s outstanding common stock, par value $0.0001, or the Common Stock, in accordance with Nasdaq Listing Rule 5635, upon (i) the conversion of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, or the Series A Preferred Stock, issued in a private placement in December 2024, or the Private Placement, pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, or the Certificate of Designation, governing the Series A Preferred Stock, and (ii) the exercise of warrants to purchase shares of Common Stock, or the Warrants, and the shares of Common Stock exercisable thereunder, or the Warrant Shares, issued in the Private Placement, at less than the “minimum price” under Nasdaq Listing Rule 5635(d), and each of (i) and (ii) which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b), including the issuance of equity compensation to one of the Company’s officers upon conversion of the Series A Preferred Stock and the exercise of the Warrants to purchase Warrant Shares at less than market value under Nasdaq Listing Rule 5635(c), such proposal, the Nasdaq Share Issuance Proposal or Proposal No. 1;

2.
To approve an amendment and restatement to Senti Biosciences, Inc. 2022 Equity Incentive Plan, or the 2022 Plan and, as amended and restated, the Amended and Restated Plan, (i) to increase the number of shares of Common Stock available for issuance under the 2022 Plan by an additional 4,300,000 shares, (ii) increase the number of shares that may be issued pursuant to incentive stock options to an aggregate number of shares reserved for issuance under the Amended and Restated Plan as of the date that stockholders approve the Amended and Restated Plan and (iii) extend the term of the 2022 Plan to the tenth anniversary of the date that stockholders approve the Amended and Restated Plan, such proposal, the Plan Share Increase Proposal or Proposal No. 2; and

3.
To approve an adjournment of the Special Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposal Nos. 1 or 2, such proposal the Adjournment Proposal or Proposal No. 3.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The board of directors of the Company, or the Board of Directors, has fixed the close of business on January 21, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting of Stockholders, or at any adjournments of the Special Meeting of Stockholders.
We plan to mail the Notice of Special Meeting, this proxy statement and the proxy card attached hereto on or about January [   ], 2025 to all stockholders entitled to vote at the Special Meeting.

In order to attend the Special Meeting virtually, you will be required to enter the control number provided in the Notice or the proxy card at www.virtualshareholdermeeting.com/SNTI2025SM. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Please see the “General Information” section of the Proxy Statement that accompanies this notice for more details regarding the logistics of the virtual Special Meeting, including the ability of stockholders to submit questions during the Special Meeting, and technical details and support related to accessing the virtual platform. You will not be able to attend the Special Meeting in person.
Your vote is important. Whether or not you expect to attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the virtual meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
All stockholders are cordially invited to attend the Special Meeting of Stockholders.

By order of the Board of Directors

Timothy Lu, M.D., Ph.D.
Chief Executive Officer

South San Francisco, CA
[ ], 2025

Your vote is important, whether or not you expect to attend the Special Meeting of Stockholders. You are urged to vote either via the Internet or telephone, as instructed in the Important Notice Regarding the Availability of Proxy Materials that you received in the mail. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

SENTI BIOSCIENCES, INC.
2 Corporate Drive, First Floor
South San Francisco, CA, 94080
PROXY STATEMENT
FOR THE 2025 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 6, 2025
This proxy statement contains information about the 2025 Special Meeting of Stockholders, or the Special Meeting, of Senti Biosciences, Inc., which will be held on March 6, 2025 at 9:00 a.m. Pacific Time. The Special Meeting will be held virtually. You may attend the Special Meeting virtually via the Internet at www.virtualshareholdermeeting.com/SNTI2025SM, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the proxy card being mailed to you separately in order to attend the Special Meeting. The Board of Directors of Senti Biosciences, Inc. is using this proxy statement to solicit proxies for use at the Special Meeting. In this proxy statement, the terms “Senti,” “Senti Biosciences,” the “Company,” “we,” “us,” and “our” refer to Senti Biosciences, Inc. The mailing address of our principal executive offices is Senti Biosciences, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA, 94080.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
We made this proxy statement available to stockholders on or about January [   ], 2025.
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2026; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer” under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”
Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Stockholders to be Held on March 6, 2025:
This proxy statement is also
available for viewing, printing and downloading at www.virtualshareholdermeeting.com/SNTI2025SM.
This proxy statement will be mailed to our stockholders entitled to vote at the Special Meeting and is also available on the SEC’s website at www.sec.gov.

SENTI BIOSCIENCES, INC.
PROXY STATEMENT
FOR THE 2025 SPECIAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Why are you holding a virtual Special Meeting?
We have implemented the virtual format in order to facilitate stockholder attendance at our Special Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Special Meeting so they can ask questions of our Board of Directors or management. This format allows stockholders to participate fully from any location, without the cost of travel.
How do I attend and participate in the Special Meeting online?
To attend and participate in the Special Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/SNTI2025SM and use their control number provided in the proxy card to preregister to this website, and beneficial owners of shares held in street name will need to follow the same instructions. Registration will open 15 minutes prior to the meeting.
The live audio webcast of the Special Meeting will begin promptly at 9:00 a.m. Pacific Time.
Stockholders will also have the opportunity to submit questions during the Special Meeting through www.virtualshareholdermeeting.com/SNTI2025SM. Stockholders may submit questions during the Special Meeting using the “Ask a Question” field on the virtual meeting website. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/SNTI2025SM that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.
How can I get help if I have trouble checking in or listening to the meeting online?
There will be a support number available on the login page of the virtual meeting 15 minutes before the meeting begins for any stockholders having technical difficulties. The technical support line will not be able to provide control numbers, but will be able to assist with any technical issues.
When is this proxy statement scheduled to be sent to stockholders?
On or about January [  ], 2025, we will mail our proxy materials, including the Notice of the Special Meeting of Stockholders, this proxy statement, and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), and a voting instruction form to stockholders. You will need the 16-digit control number included on the proxy card to access these materials.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Special Meeting.
When is the record date for the Special Meeting?
The record date for determination of stockholders entitled to vote at the Special Meeting is the close of business on January 21, 2025.
How many votes can be cast by all stockholders?
There were [  ] shares of our Common Stock outstanding on January 21, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our Common Stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Special Meeting. There were 21,157 shares of our Series A Preferred Stock outstanding as of January 21, 2025.

Who is entitled to vote?
Registered Stockholders. If shares of our Common Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Special Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our Common Stock on your own behalf at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•
By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.

•
By QR Code. You may vote using your mobile device to scan the QR code on your proxy card. Votes submitted by scanning your QR code must be received no later than 11:59 p.m. Eastern time on the day before the meeting date.

•
During the Special Meeting. You may vote during the Special Meeting by going to www.virtualshareholdermeeting.com/SNTI2025SM. You will need the control number included on the proxy card or the voting instruction form. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote virtually at the Special Meeting.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903 24 hours a day, seven days a week. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.

•
By Mail. You may vote by completing and mailing your proxy card. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Services, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted through the mail must be received by 11:59 pm ET March 5, 2025.

Even if you plan to participate in our virtual Special Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Special Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy
If you will not be attending the Special Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Special Meeting.
If you complete and submit your proxy before the Special Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Special Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Special Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) entering a new vote by mail that we receive before the start of the Special Meeting or over the Internet or via telephone, (2) attending and voting at the Special Meeting online (although attendance at the Special Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Senti Biosciences, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA, 94080, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws, or bylaws, provide that the holders of a majority in voting power of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. There were [  ] shares of our Common Stock outstanding and entitled to vote on the record date. Therefore, a quorum will be present if [  ] shares of our Common Stock are present in person or represented by executed proxies timely received by us at the Special Meeting. Shares present virtually during the Special Meeting will be considered shares of Common Stock represented in person at the meeting.
Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Second Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to NASDAQ-listed companies, brokers, banks, and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker “non-vote” occurs when a broker, bank, or other agent has not received instructions from the beneficial owner of the shares and the broker, bank, or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. Proposals Nos. 1, 2 and 3 are considered to be “non-routine” under New York Stock Exchange Rules such that your broker, bank, or other agent may not vote your shares on those proposals in the absence of your voting instructions.
Approval of Proposal No. 1, relating to the issuance of shares of Common Stock, pursuant to Nasdaq Listing Rule 5635, requires the approval by a majority of the votes properly cast for such matter. Abstentions, if any, will have no effect on the outcome of this proposal. Broker non-votes will not be expected and if any, will have no effect in determining the outcome of the proposal.
Approval of Proposal No. 2, relating to the approval of amendment to the Plan, as amended, to increase the number of shares authorized thereunder, requires the approval by a majority of the votes properly cast for such matter. Abstentions, if any, will have no effect on the outcome of this proposal. Broker non-votes will not be expected and if any, will have no effect in determining the outcome of the proposal.
Approval of Proposal No. 3, relating to the adjournment of the Special Meeting, requires the approval by a majority of the votes properly cast for such matter. Abstentions, if any, will have no effect on the outcome of this proposal. Broker non-votes will not be expected and if any, will have no effect in determining the outcome of the proposal.

Proposal	Voting Options	Board Recommends	Vote Required	Effect of Withhold or Abstentions	Routine or Non-Routine Matters? Effect of Broker Non-Votes
Proposal No. 1: Nasdaq Share Issuance Proposal	FOR AGAINST ABSTAIN	FOR	Majority of votes properly cast.	Abstentions will have no effect in determining the outcome of the proposal.	This is not a routine matter. Broker non-votes will not be expected and if any, will have no effect in determining the outcome of the proposal.
Proposal No. 2 Plan Share Increase Proposal	FOR AGAINST ABSTAIN	FOR	Majority of votes properly cast.	Abstentions will have no effect in determining the outcome of the proposal.	This is not a routine matter. Broker non-votes will not be expected and if any, will have no effect in determining the outcome of the proposal.
Proposal No. 3: Adjournment Proposal	FOR AGAINST ABSTAIN	FOR	Majority of votes properly cast.	Abstentions will have no effect in determining the outcome of the proposal.	This is not a routine matter. Broker non-votes will not be expected and if any, will have no effect in determining the outcome of the proposal.

Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.
How can I find out the results of the voting at the Special Meeting?
We plan to announce preliminary voting results at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the U.S. Securities and Exchange Commission, or the SEC, within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
How may stockholders submit matters for consideration at an Annual Meeting?
As previously disclosed in our proxy statement filed with the SEC on May 29, 2024, any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, may submit proposals to our Board of Directors to be presented at the 2025 annual meeting of our stockholders. Such stockholder proposals intended to be included in the proxy statement for the next annual meeting of our stockholders in 2025 must also satisfy the requirements of Rule 14a-8 under the Exchange Act, and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our corporate secretary at our principal executive offices, received no later than January 29, 2025, in order to be considered for inclusion in the proxy materials to be disseminated by the board of directors for such annual meeting. If the date of the 2025 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after April 14, 2025.
Our bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely, the required notice must be in writing and received by our corporate secretary at our principal executive offices no earlier than March 12, 2025 and no later than April 11, 2025.
In addition, stockholders who intend to solicit proxies in support of a stockholder nominee for director must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. Stockholder proposals and the required notice should be addressed to Senti Biosciences, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA, 94080, Attention: Corporate Secretary. We also encourage you to submit any such proposal via email to: investors@sentibio.com.
Who is the Company, DYNS and Legacy Senti?
Unless the context otherwise requires, we, us, our, the Company and Senti refer to Senti Biosciences, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the board of directors refer to the board of directors of Senti Biosciences, Inc.
On June 8, 2022, or the Closing Date, Dynamics Special Purpose Corp., a Delaware corporation, or DYNS, consummated a business combination pursuant to the terms of the Business Combination Agreement, dated December 19, 2021, as amended February 12, 2022 and May 19, 2022, or the Business Combination Agreement, by and among DYNS, Explore Merger Sub, Inc., a Delaware corporation, or the Merger Sub and Senti Sub I, Inc., or formerly Senti Biosciences, Inc., or Legacy Senti, a Delaware corporation.
Pursuant to the Business Combination Agreement, on the Closing Date, Merger Sub merged with and into Legacy Senti with Legacy Senti surviving as a wholly-owned subsidiary of DYNS, and DYNS changed its name to Senti Biosciences, Inc. i.e., the Closing. We refer to this transaction as the Business Combination.

PROPOSAL NO. 1 - NASDAQ STOCK ISSUANCE PROPOSAL
In December 2024, the Company consummated the Private Placement for an aggregate of 21,157 shares of Series A Preferred Stock and Warrants to purchase 31,735,500 Warrant Shares, pursuant to a securities purchase agreement, or the Purchase Agreement, dated December 2, 2024, by and among the Company and certain accredited investors, or the Investors, for aggregate gross cash proceeds to the Company of approximately $47.6 million.
We are asking our stockholders to consider and vote upon a proposal that provides for the potential issuance of shares of our Common Stock upon the conversion of the Series A Preferred Stock and exercise of the Warrants we issued to one of our executive officers, under Nasdaq Listing Rule 5635(c), the potential issuance of a number of shares of our Common Stock in excess of 19.99% of our outstanding shares of Common Stock upon the conversion of Series A Preferred Stock and the exercise of the Warrants that we issued in the Private Placement, under Nasdaq Listing Rule 5635(d), and which may be deemed a “change of control” under Nasdaq Listing Rule 5635(b), pursuant to the terms of the Certificate of Designation.
On December 2, 2024, we entered into the Purchase Agreement with the Investors, pursuant to which we agreed to issue and sell, in the Private Placement, an aggregate of (i) 21,157 shares of Series A Preferred Stock for an aggregate offering price of $47.6 million and (ii) Warrants to purchase 31,735,500 Warrant Shares. The initial closing of the Private Placement occurred on December 9, 2024 for gross proceeds of $37.6 million and the subsequent closing occurred on December 31, 2024, whereby a certain investor exercised its option to purchase an additional 4,444 shares of Series A Preferred Stock and accompanying Warrants for gross proceeds of approximately $10.0 million in the subsequent closing. Pursuant to the Certificate of Designation, which was filed with the Secretary of State of the State of Delaware on December 2, 2024, each share of Series A Preferred Stock, subject to stockholder approval at this Special Meeting, will become convertible into 1,000 shares of Common Stock either (i) automatically, at the Company’s option or (ii) upon the election by a holder of any shares of Series A Preferred Stock, as further described below. The Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Investors.
The aggregate exercise price of the Warrants is approximately $72.9 million, exercisable for an aggregate of 31,735,500 shares of Common Stock, as set forth in the Warrants, commencing on the Initial Exercise Date (as defined in the Form of Warrant to Purchase Common Stock) until December 9, 2029. If any Investor in the Private Placement fails to exercise their Warrant in full prior to its expiration date, such Investor will forfeit all Warrants issued to such purchaser. A holder of a Warrant may not exercise the Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99% or 19.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. A holder of a Warrant may increase or decrease this percentage not in excess of 45.00% by providing at least 61 days’ prior notice to the Company.
Subject to the terms and limitations contained in the Certificate of Designation, the Series A Preferred Stock issued in the Private Placement will not become convertible until the Company’s stockholders approve Proposal No. 1 at this Special Meeting. On the first trading day following the announcement of the stockholder approval, the Company may, at its option, cause each share of Series A Preferred Stock to automatically convert into 1,000 shares of Common Stock, based on an exchange ratio equal to $2,250.00, the original per share purchase price of the Series A Preferred Stock, divided by the conversion price of $2.25 per share, or the Conversion Price, subject to the terms and limitations contained in the Certificate of Designation. If the Company has not elected to automatically convert the Series A Preferred Stock, then at the option of the holder, each share of Series A Preferred Stock shall be convertible into Common Stock, at the Conversion Price, in each case subject to the terms and limitations contained in the Certificate of Designation.
The holders of the Series A Preferred Stock have no voting rights, except as provided in the Certificate of Designation or as otherwise required by the Delaware General Corporation Law. However, so long as at least 6,347 shares of the Series A Preferred Stock remain outstanding, we shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect certain acts or transactions, as provided in the Certificate of Designation, without (in addition to any other vote required by law or the certificate of incorporation) the written consent or affirmative vote of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class. As such the holders of Series A Preferred Stock have no voting rights relating to the Nasdaq Stock Issuance Proposal and as such are not entitled to vote on this Nasdaq Stock Issuance Proposal as described herein.

Under the Purchase Agreement, one of the purchasers is the Iyer Family Revocable Trust dated Aug 26 2012, or the Iyer Trust, which has purchased 33 shares of Series A Preferred Stock at an aggregate purchase price of $74,250.00 and Warrants to purchase 49,500 Warrant Shares for an aggregate exercise price of $113,850.00. Kanya Rajangam, our President, Head of Research and Development and Chief Medical Officer, is one of two authorized trustees of the Iyer Trust. Upon stockholder approval herein, these 33 shares of Series A Preferred Stock shall be convertible into 33,000 shares of our Common Stock and the Iyer Trust will become eligible to exercise its Warrants for 49,500 shares of our Common Stock in accordance with the terms of the Certificate of Designation and the Warrants, as described above.
Why We Need Stockholder Approval
Our Common Stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the issuance of Common Stock upon conversion of the Series A Preferred Stock and the Nasdaq Stock Issuance Proposal.
Nasdaq Listing Rule 5635(b)
Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes, is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. One of the Investors, Celadon Partners SPV 24, or Celadon, has purchased 9,777 shares of Series A Preferred Stock and corresponding Warrants to purchase 14,665,500 Warrant Shares in the Private Placement. As described above, upon stockholder approval, each share of Series A Preferred Stock will become convertible into 1,000 shares of Common Stock, either (i) automatically, at the Company’s option or (ii) upon the election by a holder of any shares of Series A Preferred Stock, subject to the terms and limitations contained in the Certificate of Designation. As a result, the issuance of shares of Common Stock upon the conversion of the shares of Series A Preferred Stock issued to Celadon may result in the issuance to Celadon of shares of Common Stock in excess of 19.99% of the issued and outstanding Common Stock as of the date of the Purchase Agreement. In the event that the issuance of shares of Common Stock upon the conversion of the shares of Series A Preferred Stock purchased by Celadon does not result in excess of 19.99% of the issued and outstanding shares of Common Stock as of the date of the Purchase Agreement, the issuance to Celadon of shares of Common Stock upon exercise of the Warrants held by Celadon may result in excess of 19.99% of the issued and outstanding shares of Common Stock as of the date of the Purchase Agreement to be issued. Accordingly, we are also seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b).
Nasdaq Listing Rule 5635(c)
Pursuant to Nasdaq Marketplace Rule 5635(c), stockholder approval is required prior to the issuance of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by a listed company of equity compensation. For this purpose, “equity compensation” includes Common Stock (and/or securities convertible into or exercisable for Common Stock) issued to our officers, directors, employees or consultants at a discount to the market value of the Common Stock, and “market value” is the closing bid price immediately preceding the time that the listed company enters into a binding agreement with such officer, director, employee or consultant to issue the equity compensation.
The closing price of our Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement was $2.16 per share. The conversion price per share of Series A Preferred Stock upon issuance was $2.25 and the exercise price for the Warrants upon issuance was $2.30 per share of Common Stock underlying the Warrants. The number of Warrant Shares issuable upon the exercise of each Warrant issued in the Private Placement to the Investors is equal to 150% of the number of shares of Common Stock issuable upon the conversion of each share of Series A Preferred Stock purchased. Nasdaq attributes a value of $0.125 to each warrant plus any amount that a warrant is currently in the money or could be in the money due to adjustments. Accordingly, the conversion price of the Series A Preferred Stock was less than this adjusted issuance price of $2.3475.
As discussed above, our President, Head of Research and Development and Chief Medical Officer, Kanya Rajangam, is one of the two authorized trustees of the Iyer Trust. Since Dr. Rajangam serves as our President, Head of Research and Development and Chief Medical Officer, the issuance of Common Stock upon conversion of the Series A

Preferred Stock may be considered “equity compensation” under Nasdaq Marketplace Rule 5635(c). Accordingly, we are seeking stockholder approval of the issuance to the Iyer Trust of Common Stock upon conversion of the Series A Preferred Stock and upon the exercise of the Warrants in order to ensure compliance with Nasdaq Marketplace Rule 5635(c).
Nasdaq Listing Rule 5635(d)(2)
Pursuant to Nasdaq Listing Rule 5635(d)(2), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement, or the Minimum Price. On November 29, 2024, the last trading date prior to the signing of the Purchase Agreement, the closing price of our Common Stock was $2.16 and the average closing price of our Common Stock for the five trading days immediately preceding December 2, 2024 was $2.148. As described above, upon stockholder approval, the Company may, at its option, cause each share of Series A Preferred Stock to automatically convert into Common Stock, at the Conversion Price, subject to the terms and limitations contained in the Series A Certificate of Designation.
However, Nasdaq attributes a value of $0.125 to each warrant plus any amount that a warrant is currently in the money or could be in the money due to adjustments. Therefore, in order for the Private Placement to have been conducted at or above the Minimum Price, each Investor would have been required to pay $0.125 per Warrant, which amount was not paid by the purchasers in the Private Placement. Therefore, the conversion of the Series A Preferred Stock and the exercise of the Warrants may result in the issuance of Common Stock in excess of 19.99% of our outstanding shares of Common Stock at less than the Minimum Price. Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d)(2). The stockholder approval requirement described above was included in the Purchase Agreement and Certificate of Designation to comply with Nasdaq Listing Rule 5635(d)(2).
Potential Effects of Approval of this Proposal
If the Nasdaq Stock Issuance Proposal is approved, the issuance of shares of our Common Stock upon conversion of Series A Preferred Stock would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. For example, the Purchase Agreement and the Certificate of Designation provide that immediately upon the Company’s announcement of stockholder approval, we shall have the option to automatically convert each share of Series A Preferred Stock into 1,000 shares of Common Stock, based on a conversion ratio equal to $2,250.00, the original per share purchase price of the Series A Preferred Stock, divided by the conversion price of $2.25 per share, subject to the terms and limitations contained in the Certificate of Designation, resulting in the issuance of approximately 21,157,000 shares of Common Stock, which would increase our Common Stock outstanding as of January 21, 2025 from [   ] shares to [   ] shares (an increase of [   ]%). Furthermore, conversion of all Series A Preferred Stock, subject to the terms and limitations contained in the Certificate of Designation, and the exercise in full of all of the Warrants issued in the Private Placement, would result in the issuance of approximately 52,892,500 shares of Common Stock, which would increase our Common Stock Outstanding as of January 21, 2025 from [   ] shares to [   ] shares (an increase of [   ]%). Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of Series A Preferred Stock in order to maintain their proportionate ownership of the Common Stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, upon conversion of the Series A Preferred Stock and exercise of the Warrants there would be a greater number of shares of our Common Stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Common Stock.

Potential Effects of Non-Approval of this Proposal
If the Nasdaq Stock Issuance Proposal is not approved by our stockholders at the Special Meeting, the Series A Preferred Stock will not become convertible into Common Stock and the holders of Series A Preferred Stock will continue to hold non-voting capital stock of the Company. Accordingly, we will be unable to issue any shares of Common Stock underlying the Series A Preferred Stock. Additionally, we will be obligated to provide the holders of the Series A Preferred Stock such rights, powers, preferences and privileges as provided in the Certificate of Designation and described herein below.
Dividends
Subject to the terms and conditions in the Certificate of Designation, from and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of 18% of the Original Per Share Price (as defined in the Certificate of Designation) of such share, plus the amount of previously accrued dividends, compounded annually, or the Accruing Dividends, shall accrue on each share then outstanding, such that the first compounded dividend will be payable on January 1, 2026, with compounding annually from June 30, 2025 on any unpaid dividends. Accruing Dividends shall accrue on a quarterly basis whether or not declared, and shall be cumulative; provided, however, that except as set forth in the Certificate of Designation, such Accruing Dividends shall be payable only when, as, and if declared by our Board of Directors and, except as provided in the Certificate of Designation, we shall be under no obligation to pay such Accruing Dividends. The Accruing Dividends shall be payable at our option in cash, additional shares of Series A Preferred Stock, or any combination thereof, and shall be paid on June 30 and December 31 of each calendar year with respect to any shares of Series A Preferred Stock then outstanding; provided, that for the avoidance of doubt, (i) the first Dividend Payment Date (as defined in the Certificate of Designation) shall be June 30, 2025 (but shall not be payable on any shares of Series A Preferred Stock that prior to such date have been converted into Common Stock) and (ii) in the event all the shares of Series A Preferred Stock have been converted into Common Stock on or before June 30, 2025, no Accruing Dividends shall be payable. If we receive the stockholder approval prior to June 30, 2025 and we consummate an automatic conversion or any holder of Series A Preferred Stock consummates an optional conversion, all Accruing Dividends that would be payable after the date of such conversion with respect to any shares of Series A Preferred Stock so converted shall be cancelled and shall no longer be payable.
Liquidation
Prior to the stockholder approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or deemed liquidation event, wherein any such event, shall mean a Liquidation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders, and in the event of a deemed liquidation event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such deemed liquidation event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount in cash equal to the three times (3X) the Original Per Share Price (as defined in the Certificate of Designation), together with any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or the Liquidation Preference.
Redemption
Unless prohibited by (a) Delaware law governing distributions to stockholders or (b) applicable stock exchange rule or regulation, we, if elected by any individual holder of Series A Preferred Stock upon written notice delivered to us at any time on or after the date two hundred ten (210) days following the issuance date of the Series A Preferred Stock, or the Redemption Trigger Date, are obligated to redeem all then-outstanding shares of Series A Preferred Stock held by such holder of Series A Preferred Stock, at a price per share of Series A Preferred Stock equal to the then Liquidation Preference, or the Redemption Price, on a date no later than ten (10) days after our receipt of such notice of the holder’s election to redeem, wherein such date shall be referred to as the Redemption Date. In order to effect such redemption, we shall apply all of our assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. On each applicable Redemption Date, we shall redeem the total number of shares of Series A Preferred Stock held by the electing holder of Series A Preferred Stock immediately prior to the Redemption Date; provided, however, that certain excluded shares shall not be redeemed and shall be excluded from the calculations set forth in the Certificate of Designation. If, on the applicable Redemption Date, Delaware law governing distributions to stockholders prevents us from redeeming all shares of Series A Preferred Stock to be redeemed from the electing holder of Series A Preferred Stock, we shall redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law; provided, that in the event we are obligated to redeem shares of Series A Preferred Stock from more than one holder of Series A Preferred Stock on an applicable Redemption Date, we shall ratably redeem the maximum number of shares that it may redeem in accordance with Delaware law from all electing holders of Series A Preferred Stock, and shall ratably redeem the remaining shares from such electing holders of Series A Preferred Stock as soon as it may lawfully do so under such law.
Vote Required
The affirmative vote of the holders of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting is required to approve this proposal. Abstentions, if any, will have no effect on the outcome of this proposal. Broker non-votes will not be expected and if any, will have no effect in determining the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2 – PLAN SHARE INCREASE PROPOSAL
Stockholders are being asked to approve an amendment and restatement to the 2022 Plan and, as amended and restated, the Amended and Restated Plan. Our Board of Directors approved the Amended and Restated Plan on December 20, 2024, subject to the approval by our stockholders at the Special Meeting. The Amended and Restated Plan provides for the following material amendments to the 2022 Plan:
(i)	increases in the aggregate number of shares of Common Stock that may be issued under the 2022 Plan by an additional 4,300,000 shares;
(ii)
increases in the number of shares of Common Stock that may be issued under the 2022 Plan in respect of incentive stock options, or ISOs, from 249,273 shares to 4,816,434 shares as of December 20, 2024, which amount will automatically increase each January 1 through the term of the plan by the lesser of the Annual Increase (as defined below) or 20,000,000 shares; and

(iii)	extension of the term of the plan to the tenth anniversary of the date that stockholders approve the Amended and Restated Plan (with a corresponding extension of the term of the Annual Increase).
We believe that the proposed share pool increase and related changes to the 2022 Plan are reasonable, appropriate, and in the best interests of our stockholders.
We are requesting that stockholders approve the Amended and Restated Plan because we believe that the current number of shares of Common Stock remaining available for issuance under the 2022 Plan has become insufficient to meet our future needs for attracting, motivating and retaining employees in a competitive market for talent. If this proposal is approved by our stockholders at the Special Meeting, the Amended and Restated Plan will become effective on the date of the Special Meeting, or the Restatement Effective Date. If stockholders do not approve this proposal, the 2022 Plan will remain in effect in accordance with its terms. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.
As of December 31, 2024, there were stock options to acquire 1,333,030 shares of Common Stock outstanding under our equity compensation plans, with a weighted average exercise price of $36.36 and a weighted average remaining term of 8.09 years. In addition, as of December 31, 2024, there were 56,423 shares outstanding under unvested restricted stock unit awards, or RSUs and 106,806 shares of outstanding under unvested performance stock unit awards, or PSUs, under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of December 31, 2024. As of December 31, 2024, there were 146,809 shares of Common Stock remaining available for new awards under our 2022 Plan (which amount does not include the 241,472 shares of Common Stock added to our 2022 Plan on January 1, 2025 pursuant to the Annual Increase described below), 124,098 shares of Common Stock remaining available for new awards under our 2022 Inducement Plan, or the Inducement Plan, and 79,378 shares of Common Stock remaining available for issuance under our 2022 Employee Stock Purchase Plan, or the ESPP (which amount does not include the 48,294 shares of Common Stock added to our ESPP on January 1, 2025 pursuant to automatic increase provisions).
Amended and Restated Plan Highlights
The Amended and Restated Plan has a number of features intended to address stockholder concerns related to equity plans, including:
•
Awards subject to forfeiture/clawback. Awards granted under the Amended and Restated Plan are subject to recoupment in accordance with any clawback policy that the Company adopts, including the Company’s compensation recovery policy adopted effective October 2, 2023.

•
No discounted stock options. Apart from limited exceptions, all stock options granted under the Amended and Restated Plan must have an exercise price equal to or greater than the fair market value of a share of Common Stock on the date the stock option is granted.

•	No repricing without stockholder approval. Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval.
•
Non-employee director compensation. The value of all awards awarded under the Amended and Restated Plan and all other cash compensation paid by the us to any non-employee director in any calendar year for service as a director may not exceed $750,000 (or, $1,000,000 for the year that a director is first appointed or elected to our Board of Directors).

•
Administered by independent directors. The Amended and Restated Plan is administered by the compensation committee of the Board of Directors, or the Compensation Committee, although it may delegate certain responsibilities to others as described below under “Plan Administration.” All members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq Listing Rules.

•	Amendments. Any material amendment to the Amended and Restated Plan is subject to approval by our stockholders.
Based solely on the closing price of our Common Stock as reported by the Nasdaq Capital Market on December 31, 2024 and the maximum number of shares that would have been available for awards as of such date under the Amended and Restated Plan, the maximum aggregate market value of the Common Stock that could potentially be issued under the Amended and Restated Plan is $15,608,300.
Rationale for Share Increase
The Amended and Restated Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our strategic business objectives.
The Compensation Committee will carefully monitor our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees and independent directors. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.
Our Compensation Committee determined the size of the increase in the number of shares of Common Stock available that may be issued under the 2022 Plan based on projected equity awards to existing officers and employees and annual director grants and an assessment of the magnitude of increase that our investors would likely find acceptable given the recent dilution from the Private Placement which closed in December 2024. In addition, we believe that the currently outstanding stock options have very little, if any, retentive value for our current employees given that the weighted average exercise price of $36.36 for these stock options being so far “out of the money” under current market conditions. If we are unable to grant stock options at sufficient amounts and currently competitive exercise prices, we anticipate having difficulty retaining and motivating our employees. However, we anticipate that if our request to increase the size of the reserved pool under the 2022 Plan is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the foreseeable future with the automatic increase allowed under the 2022 Plan.
Summary of the Amended and Restated Plan
The following description of the Amended and Restated Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended and Restated Plan. Stockholders are urged to read the actual text of the Amended and Restated Plan in its entirety, which is attached hereto as Appendix A to this proxy statement and is incorporated herein by reference.
Eligibility. Our employees, directors and consultants are eligible to receive awards under the Amended and Restated Plan at the discretion of the plan administrator. As of December 31, 2024, approximately 48 individuals were eligible to participate in the Amended and Restated Plan, which includes 3 executive officers, one of whom is a consultant, 32 employees who are not executive officers, 5 non-employee directors, and 8 consultants.
Awards. The Amended and Restated Plan provides for the grant of ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, or the Code, to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.
Authorized Shares. Subject to adjustment as set forth in the Amended and Restated Plan, the maximum number of shares of Common Stock that may be issued under the Amended and Restated Plan as of the Restatement Date will be equal to 5,057,906 shares (which amount includes the 4,816,434 shares initially reserved for issuance under the 2022 Plan as of December 20, 2024, plus the 241,472 shares which were added to the 2022 Plan on January 1, 2025 pursuant to the Annual Increase), less one share for every share subject to an award granted under the 2022 Plan after December 20, 2024 and prior to the Restatement Effective Date. In addition, the number of shares of Common Stock reserved for issuance under the Amended and Restated Plan will automatically increase on January 1 of each year, starting on January 1, 2025 through January 1, 2034, in an amount equal to (1) 5% of the total number of shares of our Common Stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares as determined by our Board of Directors prior to the date of the increase, or the Annual Increase. The maximum number of shares of Common Stock that may be issued on the exercise of ISOs under the Amended and Restated Plan is equal to 4,816,434 shares, cumulatively increased on January 1 of each year, starting on January 1, 2025 through January 1, 2034, by an amount equal to the lesser of the Annual Increase or 20,000,000 shares.
If an award granted under the Amended and Restated Plan or 2022 Plan expires, terminates without the issuance of shares, or is settled in cash, then the shares subject to the award do not reduce the number of shares available for issuance under the Amended and Restated Plan and may again be used for new awards under the Amended and Restated Plan. Additionally, shares subject to awards granted under the Amended and Restated Plan or 2022 Plan that are withheld to satisfy the exercise, strike or purchase price of a stock award or tax withholding obligations do not reduce the number of shares available for issuance under the Amended and Restated Plan and may again be used for new awards under the Amended and Restated Plan.
In addition, shares subject to rollover options from our Business Combination will be added to the number of shares reserved for issuance under the Amended and Restated Plan if such awards expire, terminate without the issuance of shares, are settled in cash, or if shares subject to such awards are withheld to satisfy the exercise, strike or purchase price of a stock award or tax withholding obligations.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (1) $750,000 in total value or (2) if such non-employee director is first appointed or elected to our Board of Directors during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
Plan Administration. The Amended and Restated Plan is administered by our Compensation Committee, which has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated Plan. The Compensation Committee may also delegate to one or more of our officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.
Under the Amended and Restated Plan, stock options and stock appreciation rights will not be repriced in any manner without stockholder approval.
Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended and Restated Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our Common Stock on the date of grant (unless such award is granted in assumption of or substitution of another stock option pursuant to a corporate transaction). Options granted under the Amended and Restated Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the Amended and Restated Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our Common Stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of shares of Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration (including services) that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash or delivery of shares of Common Stock (or any combination thereof), or in any other form of consideration, as determined by the plan administrator and set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with is through a forfeiture condition or a repurchase right.
Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant (unless such award is granted in assumption of or substitution of another stock appreciation right pursuant to a corporate transaction). A stock appreciation right granted under the Amended and Restated Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of Common Stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.
The plan administrator determines the term of stock appreciation rights granted under the Amended and Restated Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards. The Amended and Restated Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period and based on any measure of performance selected by the plan administrator. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our Common Stock.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our Common Stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended and Restated Plan, (2) the class of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions. The following applies to stock awards under the Amended and Restated Plan in the event of a “corporate transaction,” as defined in the Amended and Restated Plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.
In the event of a corporate transaction, any awards outstanding under the Amended and Restated Plan may be assumed, continued or substituted for similar awards by any surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute awards granted under the Amended and Restated Plan, then (i) with respect to awards held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level unless otherwise provided in an award agreement or by our Board of Directors) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and (ii) any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction.
In the event that an award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property that the participant would have received upon exercise of the Award (including, at the discretion of our Board of Directors, any unvested portion of such award), over (ii) any exercise price payable by such holder. In the event that there is no such excess, the award may be terminated without consideration.
Plan Amendment or Termination. Our Board of Directors has the authority to amend, suspend, or terminate the Amended and Restated Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of our stockholders. Unless terminated earlier by our Board of Directors, the Amended and Restated Plan will automatically terminate on the tenth anniversary of the Restatement Effective Date, and no ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted the Amended and Restated Plan.

Awards Granted under the 2022 Plan
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares subject to awards that have been granted under the 2022 Plan as of December 31, 2024 (including the Contingent Grants described below), even if not currently outstanding.

	Options		Stock Awards
Name and Position	Average Exercise Price ($)	Number of Shares (#)	Number of Shares (#)
Timothy Lu, M.D., Ph.D., Chief Executive Officer	15.03	2,331,725	30,600
Kanya Rajangam, M.D., Ph.D., President, Head of Research and Development and Chief Medical Officer	6.18	296,061	10,100
Yvonne Li, Interim Chief Financial Officer	—	—	—
All current executive officers, as a group	14.03(1)	2,627,786	40,700
All current directors who are not executive officers, as a group	13.02(1)	79,199	—
Each nominee for election as a director	—	—	—
Each associate of any executive officers, current directors or director nominees	—	—	—
Each other person who received or is to receive 5 percent of awards	—	—	—
All current employees who are not executive officers, as a group	15.21(1)	1,425,094	15,723

(1)	Represents the weighted-average exercise price for the group.
U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the Amended and Restated Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended and Restated Plan. The Amended and Restated Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options. The Amended and Restated Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price.

However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. The Company is not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the IRS, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award will generally recognize ordinary income at the time the restricted stock unit award is settled in cash, stock or other property equal to the amount of cash or fair market value of stock or other property received (reduced by the amount paid by the recipient in exchange for the stock). The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights. Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Tax Consequences to the Company
Compensation of Covered Employees. The ability of the Company to obtain a deduction for amounts paid under the Amended and Restated Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1.0 million.
Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Amended and Restated Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.
Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	1,420,357(4)	$33.68	226,187(5)(6)
Equity compensation plans not approved by security holders(2)	75,902	$8.33	124,098
Total	1,496,259	$32.40	350,285

(1)	Includes our Amended and Restated 2016 Stock Incentive Plan, our 2022 Plan, and our ESPP.
(2)
Includes our Inducement Plan. For more information regarding our Inducement Plan, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 21, 2024, as amended and filed with the SEC on April 26, 2024.

(3)	The weighted average exercise price is calculated based solely on outstanding stock options.
(4)	Amount does not include any purchase rights under our ESPP. Offerings under our ESPP have been suspended until further notice.
(5)
As of December 31, 2024, a total of 146,809 shares of our Common Stock were available for issuance under our 2022 Plan. Our 2022 Plan provides that on the first day of each year commencing January 1, 2023, the number of shares reserved for issuance under our 2022 Plan will automatically increase by 5% of the outstanding number of shares of our Common Stock on the last day of the preceding calendar year or such lesser number of shares as approved by our board of directors prior to the effective date of the annual increase. As a result of such automatic annual increase, 241,472 shares were added to the number of shares available for issuance under our 2022 Plan on January 1, 2025. The shares of Common Stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our 2022 Plan (or under rollover options from the Business Combination) will be added back to the shares of Common Stock available for issuance under the 2022 Plan. The Company no longer makes grants under the 2016 Plan.

(6)
As of December 31, 2024, a total of 79,378 shares of our Common Stock were available for issuance under our ESPP. Our ESPP provides that on the first day of each year commencing January 1, 2023, the number of shares reserved for issuance under our ESPP will automatically increase by the lesser of 1% of the outstanding number of shares of our Common Stock on the last day of the preceding calendar year, 1,000,000 shares, or such lesser number of shares as determined by our board of directors prior to the effective date of the annual increase. As a result of such automatic increase, 48,294 shares were added to the number of shares available for issuance under our ESPP on January 1, 2025.

New Plan Benefits Table
On December 20, 2024, we granted the following option awards to our executive officers and employees contingent on our stockholders approving the Amended and Restated Plan, or collectively, the Contingent Grants.
Each Contingent Grant will vest and be earned, subject to our stockholders’ approval of the Amended and Restated Plan, over four years, with 3/48th of the Contingent Grant vesting on March 31, 2025 and the remainder vesting in 45 equal monthly installments thereafter, subject to the grantee’s continued service through the applicable vesting date; provided that no portion of the Contingent Grants may be exercised prior to the date that the shares subject to the Contingent Grants are covered by an effective Registration Statement on Form S-8.

The Contingent Grants are intended to incent and reward our executive officers and employees for their continued dedication to our Company and the long-term success of our stockholders. However, if stockholders do not approve the Amended and Restated Plan on or before December 31, 2025, the Contingent Grants will be cancelled.

2022 Equity Incentive Plan
Name and position	Dollar value ($)(1)	Number of Shares(2)
Timothy Lu, M.D., Ph.D., Chief Executive Officer	$7,650,480	1,927,073
Kanya Rajangam, M.D., Ph.D., President, Head of Research and Development and Chief Medical Officer	$933,299	235,088
Yvonne Li, Interim Chief Financial Officer	$—	—
All current executive officers as a group	$8,583,779	2,162,161
All current directors who are not executive officers as a group	$—	—
All employees who are not executive officers, as a group	$2,528,445	636,888

(1)
The dollar value was calculated by multiplying the Number of Shares from the adjacent column by $3.97, which was the closing price per share of the Company’s Common Stock on the grant date of December 20, 2024.

(2)	This column corresponds to the number of shares subject to the Contingent Grant.
Vote Required
The affirmative vote of the holders of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting is required to approve this proposal. Abstentions, if any, will have no effect on the outcome of this proposal. Broker non-votes will not be expected and if any, will have no effect in determining the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3 – ADJOURNMENT PROPOSAL
If the Company fails to receive a sufficient number of votes to approve Proposal Nos. 1 or 2, the Company may propose to adjourn or postpone the Special Meeting. The Company currently does not intend to propose an adjournment or postponement at the Special Meeting if there are sufficient votes to approve Proposal Nos. 1 or 2.
Vote Required
The affirmative vote of the holders of a majority of the votes cast at the Special Meeting will be required to approve this proposal. Abstentions, if any, will have no effect on the outcome of this proposal. Broker non-votes will not be expected and if any, will have no effect in determining the outcome of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF PROPOSAL NO. 3.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes certain important terms of the capital stock of the Company as of the date of this proxy statement, as specified in our certificate of incorporation, bylaws, and the Certificate of Designation. Because the following description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to the certification of incorporation, the bylaws, the Certificate of Designation, the Investor Rights and Lock-up Agreement dated June 8, 2022, by and among us and the parties listed therein as Investors, or the Investor Rights and Lock-Up Agreement, the Registration Rights Agreement dated August 31, 2022 between us and Chardan Capital Markets, LLC, or the Chardan Registration Rights Agreement, and the Registration Rights Agreement dated December 2, 2024 between us and the parties listed therein, or the PIPE Registration Rights Agreement, copies of which are included as exhibits to our Annual Report on Form 10-K for fiscal year 2023 filed with the SEC on March 21, 2024, as amended and filed with the SEC on April 26, 2024, and to our Current Report on Form 8-K filed with the SEC on December 2, 2024, and to the applicable provisions of Delaware General Corporation Law, or the DGCL.
Authorized and Outstanding Stock
The certificate of incorporation authorizes the issuance of 510,000,000 shares, consisting of 500,000,000 shares of Common Stock, , and 10,000,000 shares of undesignated preferred stock, $0.0001 par value.
As of January 21, 2025, we have [   ] shares of Common Stock issued and outstanding. In addition, we have (i) [   ] shares of Common Stock reserved for issuance upon the exercise of outstanding stock options, RSUs, and other convertible securities, (ii) [   ] shares of Common Stock reserved for issuance under the Amended and Restated Plan, (iii) [   ] shares of Common Stock reserved for issuance under the ESPP, (iv) [   ] shares of Common Stock reserved for issuance under our Inducement Plan, (v) no shares of Common Stock available under our Amended and Restated 2016 Stock Incentive Plan, (vi) [   ] shares of Common Stock reserved for issuance pursuant to the Amended and Restated ChEF Purchase Agreement by and between us and Chardan (as defined below), dated as of July 16, 2024, (vii) 31,735,500 shares of Common Stock shall be issuable upon the exercise of the Warrants, (viii) 21,157,000 shares of Common Stock shall be issuable upon the conversion of the Series A Preferred Stock if Proposal No. 1 herein is approved, and (ix) zero shares of Common Stock reserved held in treasury.
On December 2, 2024, we filed the Certificate of Designation authorizing 21,200 shares of Series A Preferred Stock, of which as of January 21, 2025, 21,157 shares of Series A Preferred Stock are issued and outstanding.
Common Stock
The certificate of incorporation provides the following with respect to the rights, powers, preferences and privileges of our Common Stock.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock possess all voting power for the election of the directors and all other matters requiring stockholder action. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of our Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor. We have not historically paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our Common Stock unless our Common Stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution or winding-up, our net assets will be distributed pro rata to the holders of our Common Stock, subject to the rights of the holders of the preferred stock, if any.

Preemptive or Other Rights
There are no sinking fund provisions applicable to our Common Stock.
Transfer Rights
Subject to applicable law and the transfer restrictions set forth in Article IV of the bylaws, shares of our Common Stock and the rights and obligations associated therewith are fully transferable to any transferee.
Preferred Stock
The Certificate of Designation provides the following with respect to the rights, powers, preferences and privileges of our Series A Preferred stock.
Dividends
Subject to the terms and conditions in the Certificate of Designation, from and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of 18% of the Original Per Share Price of such share, plus the amount of previously accrued dividends, compounded annually, shall accrue on each share then outstanding, such that the first compounded dividend will be payable on January 1, 2026, with compounding annually from June 30, 2025 on any unpaid dividends. Accruing Dividends shall accrue on a quarterly basis whether or not declared, and shall be cumulative; provided, however, that except as set forth in the Certificate of Designation, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and, except as provided in the Certificate of Designation, the Company shall be under no obligation to pay such Accruing Dividends. The Accruing Dividends shall be payable at the option of the Company in cash, additional shares of Series A Preferred Stock, or any combination thereof, and shall be paid on June 30 and December 31 of each calendar year with respect to any shares of Series A Preferred Stock then outstanding; provided, that for the avoidance of doubt, (i) the first Dividend Payment Date (as defined in the Certificate of Designation) shall be June 30, 2025 (but shall not be payable on any shares of Series A Preferred Stock that prior to such date have been converted into Common Stock) and (ii) in the event all the shares of Series A Preferred Stock have been converted into Common Stock on or before June 30, 2025, no Accruing Dividends shall be payable. If the Company receives the Stockholder Approval prior to June 30, 2025 and the Company consummates an automatic conversion or any holder of Series A Preferred Stock consummates an optional conversion, all Accruing Dividends that would be payable after the date of such conversion with respect to any shares of Series A Preferred Stock so converted shall be cancelled and shall no longer be payable.
Voting Rights
Except as provided in the Certificate of Designation or as otherwise required by the DGCL, the holders of the Series A Preferred Stock shall have no voting rights. However, so long as at least 6,347 shares of the Series A Preferred Stock remain outstanding, we shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect certain acts or transactions, as provided in the Certificate of Designation, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class.
Liquidation
Prior to the stockholder approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or deemed liquidation event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a deemed liquidation event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such deemed liquidation event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount in cash equal to the three times (3X) the Original Per Share Price, together with any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.
Redemption
Unless prohibited by (a) Delaware law governing distributions to stockholders or (b) applicable stock exchange rule or regulation, the Company, if elected by any individual holder of Series A Preferred Stock upon written notice delivered to the Company at any time on or after the Redemption Trigger Date, the Company shall redeem all then-outstanding shares of Series A Preferred Stock held by such holder of Series A Preferred Stock, at the Redemption Price, on a date no later than the Redemption Date. In order to effect such redemption, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. On each applicable Redemption Date, the Company shall redeem the total number of shares of Series A Preferred Stock held by the electing holder of Series A Preferred Stock immediately prior to the Redemption Date; provided, however, that certain excluded shares shall not be redeemed and shall be excluded from the calculations set forth in the Certificate of Designation. If, on the applicable Redemption Date, Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series A Preferred Stock to be redeemed from the electing holder of Series A Preferred Stock, the Company shall redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law; provided, that in the event the Company is obligated to redeem shares of Series A Preferred Stock from more than one holder of Series A Preferred Stock on an applicable Redemption Date, the Company shall ratably redeem the maximum number of shares that it may redeem in accordance with Delaware law from all electing holders of Series A Preferred Stock, and shall ratably redeem the remaining shares from such electing holders of Series A Preferred Stock as soon as it may lawfully do so under such law.
Registration Rights
2022 Registration Rights Agreement
We, Dynamics Special Purpose Corp., a Delaware corporation, or DYNS, and certain of our stockholders entered into the Investor Rights and Lock-up Agreement, pursuant to which, among other things, such stockholders were granted certain registration rights with respect to certain shares of securities held by them.
The holders of the Founder Shares (as defined in the Investor Rights Agreement), the holders of the Private Placement Shares (as defined in the Business Combination Agreement) and the Anchor Investors are entitled to registration rights pursuant to the registration and stockholder rights agreement requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that DYNS registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. DYNS will bear the expenses incurred in connection with the filing of any such registration statements. Under the Investor Rights and Lock-up Agreement, the Anchor Investors (as defined in the Business Combination Agreement) will be entitled to registration rights in respect of these shares. In addition, the PIPE Investors (as defined in the Business Combination Agreement) are entitled to registration rights pursuant to the subscription agreements they entered into with DYNS in connection with the PIPE Investment (as defined in the Business Combination Agreement).
These registration rights are only applicable so long as the Company does not already have a resale registration statement in effective for these shares. As of the date of this proxy statement, we currently have in effect a resale registration statement for the shares included in the Investor Rights and Lock-up Agreement.
Chardan Registration Rights Agreement
We and Chardan Capital Markets LLC, or Chardan, entered into the Chardan Registration Rights Agreement, pursuant to which, among other things, we agreed to file a registration statement registering the resale by Chardan of shares our Common Stock issued to it by us pursuant to the Common Stock Purchase Agreement, dated August 31, 2022, by and between us and Chardan and to maintain the effectiveness of such resale registration statement.
PIPE Registration Rights Agreement
We and the Investors who participated in the Private Placement entered into the PIPE Registration Rights Agreement, pursuant to which, among other things, we agreed to file, as promptly as reasonably practicable following the closing of the Private Placement, but, in any event, not later than one hundred twenty (120) days thereafter, or the Filing Date, a resale registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) providing for the resale by the Investors of (i) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) the Warrant Shares, wherein (i) and (ii) collectively are referred to as the Registrable Shares, and to use commercially reasonable efforts to cause such resale registration statement to be declared effective as soon as practicable but in any event no later than the earlier of (a) the seventy-fifth (75th) calendar day following the Filing Date of the registration statement if the SEC notifies us that it will “review” the registration statement and (b) the fifth (5th) business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. We also agreed to take all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares. We have agreed to pay a liquidated damages penalty upon certain failures to meet the deadlines set forth above or to keep the resale registration statement continuously effective, which penalties will not exceed 5% of the aggregate subscription amount.
Anti-Takeover Provisions
Certificate of Incorporation and Bylaws
Among other things, the certificate of incorporation and bylaws (as amended from time to time):
•
permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that our number of directors may be changed only by resolution of our Board of Directors;
•
provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 75% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•
provide that all vacancies, subject to the rights of any series of preferred stock, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	provide that special meetings of our stockholders may be called by our Board of Directors pursuant to a resolution adopted by a majority of the board;
•
provide that our Board of Directors will be divided into three classes of directors, with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of the board of directors; and

•
not provide for cumulative voting rights, therefore allowing the holders of a majority of our Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

To the fullest extent permitted by the DGCL, our certificate of incorporation and bylaws, provide that our Board of Directors and certain officers shall not be personally liable for breach of their fiduciary duty except for liability (a) for any breach of the director or officer’s duty of loyalty to the Company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the director or officer derived an improper personal benefit, (d) in case of directors, under Section 174 of the DGCL or (e) in case of officers, arising from any claim brought by or in the right of the Company.
Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
The combination of these provisions make it more difficult for the existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors will have the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock will make it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of the Company.
These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Certain Anti-Takeover Provisions of Delaware Law
We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
•	A “business combination” includes a merger or sale of more than 10% of a corporation’s assets. However, the above provisions of Section 203 would not apply if:
•	the relevant board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the date of the transaction, the initial business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control.
Choice of Forum
Pursuant to our bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or employees to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws (including their interpretation, validity or enforceability); or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision will not apply to any causes of action arising under the Securities Act of 1933, or the Securities Act, or the Securities Exchange Act of 1934, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Stockholders cannot waive compliance with the Securities Act, the Exchange Act or any other federal securities laws or the rules and regulations thereunder. Unless we consent in writing to the selection of an alternate forum, the United States federal district courts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to these exclusive forum provisions.
The forum selection provisions in our Bylaws may limit our stockholders’ ability to litigate disputes with us in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, these forum selection provisions may impose additional litigation costs for stockholders who determine to pursue any such lawsuits against us.
Transfer Agent
Continental Stock Transfer & Trust Company is the transfer agent for our Common Stock.
Trading Symbol and Market
Our Common Stock is listed on the Nasdaq Global Market under the symbol “SNTI”.

EXECUTIVE COMPENSATION
This section provides an overview of our executive compensation program as it relates to the executive officers named below, or together, the named executive officers, for the year ended December 31, 2024, which consist of our principal executive officer and our two most highly compensated executive officers:
•	Timothy Lu, M.D., Ph.D., our Chief Executive Officer;
•	Kanya Rajangam, M.D., Ph.D., our President, Head of Research and Development and Chief Medical Officer; and
•	Yvonne Li, our Interim Chief Financial Officer.
Summary Compensation Table
The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the year indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Timothy Lu, M.D., Ph.D. Chief Executive Officer	2024	$618,757	$140,760	$159,141	—	$12,031	$930,690
	2023	$606,625	—	$817,929	$250,233	$11,711	$1,686,498
Kanya Rajangam, M.D., Ph.D. President, Head of Research and Development and Chief Medical Officer	2024	$526,789	$46,460	$52,701	—	$1,756	$627,707
	2023	$516,460	—	$168,779	$173,531	—	$858,770
Yvonne Li,(5) Interim Chief Financial Officer	2024	—	—	—	—	$547,540	$547,540

(1)
The amounts reported represent the aggregate grant date fair value of the RSUs, granted to our named executive officers during the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 21, 2024, as amended and filed with the SEC on April 26, 2024. The amounts reported in this column reflect the accounting cost for the RSUs and do not correspond to the actual economic value that may be received by our named executive officers upon the vesting of the RSUs, issuance of shares of common stock, or any sale of shares of common stock received pursuant to such awards.

(2)
The amounts reported represent the aggregate grant date fair value of the stock options granted to the named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC 718. Such grant date fair value does not take into account any estimated or actual forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 21, 2024, as amended and filed with the SEC on April 26, 2024. The amounts reported in this column reflect the accounting cost for the stock options, and does not correspond to the actual economic value that may be received upon exercise of the stock options, issuance of shares of common stock, or any sale of any of the underlying shares of common stock.

(3)
Reflects performance-based cash bonuses awarded to our named executive officers. For 2024, amounts are not calculable as of the latest practicable date prior to the filing of this proxy. We expect that such amounts will be determined later in the first quarter of the fiscal year ending December 31, 2025 and we will disclose the amount of such bonuses when they are determined. For 2023, amounts reflect the actual cash incentive bonuses received by our named executive officers for performance of services in 2023, and were paid in the subsequent year. See “—Narrative to the Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms pursuant to which this compensation was awarded.

(4)
Reflects (i) for Dr. Lu and Dr. Rajangam, employer matching contributions made under our 401(k) plan, and (ii) for Ms. Li, the aggregate consulting fees paid for her services as Interim Chief Financial Officer.

(5)
Ms. Li was appointed our Interim Chief Financial Officer effective as of May 4, 2024, and the amounts reported in the “All Other Compensation” column for 2024 reflect the consulting fees earned by Ms. Li following her commencement of service with us.

Narrative to Summary Compensation Table
Our compensation committee or board of directors reviews compensation annually for all employees, including named executive officers. In making compensation determinations, we consider compensation for comparable positions in the market and with peer companies, the historical compensation levels of executives, individual performance as compared to our expectations and objectives, our desire to motivate employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to the company.

Annual Base Salaries
Base salaries for the executive officers who are employees are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically, typically in connection with the Company’s annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of members of the board of directors with executives at other companies. The 2024 base salaries for the named executive officers who are employees were as follows: (a) $618,757 for Dr. Lu; and (b) $526,789 for Dr. Rajangam.
Non-Equity Incentive Plan Compensation
Our named executive officers who are employees are each eligible to receive a discretionary annual bonus based on individual and company performance. In 2024, Dr. Lu was eligible to earn an annual target performance bonus equal to 55% of his 2024 base salary based on the achievement of corporate objectives. Dr. Rajangam was eligible to earn an annual target performance bonus equal to 40% of her 2024 base salary based on the achievement of both individual and corporate objectives. Payment of 2024 annual bonuses is based in part on us achieving certain research and product development, capital raising and other target goals.
Equity Incentive Awards
Our equity incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our named executive officers.
We have historically used stock options and RSUs as incentives for long-term compensation to the named executive officers as the return on such awards is tied to an increase in our stock price. We may grant equity awards at such times as our board of directors or compensation committee determines appropriate in their discretion. Additional grants may occur periodically in order to incentivize executives with respect to achieving certain corporate goals or to reward them for exceptional performance.
Prior to the completion of our Business Combination, all of the equity incentive awards were made pursuant to our 2016 Stock Incentive Plan, as amended, or the 2016 Plan. Following the completion of the Business Combination, all equity incentive awards were granted under the terms of our 2022 Plan. See “Outstanding Equity Awards at Fiscal Year-End” below for additional information.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024:

			Option Awards(1)					Stock Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Timothy Lu	2/2/2021(3)	1/1/2021	45,402	—	—	$26.60	2/1/2031	—	—
	12/19/2021(4)	6/8/2022	136,741	82,043	—	$99.20	12/18/2031	—	—
	12/19/2021(5)	12/19/2021	—	—	31,568	$99.20	12/18/2031	—	—
	2/1/2023(6)	2/1/2023	28,876	34,123	—	$18.10	1/31/2033	—	—
	2/2/2024(6)	2/1/2024	9,565	36,334	—	$4.60	1/31/2034	—	—
	2/2/2024(7)	2/1/2024	—	—	—	—	—	30,600	$107,406

			Option Awards(1)					Stock Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Kanya Rajangam	7/18/2022(3)	7/5/2022	19,802	12,972	—	$18.00	7/17/2032	—	—
	2/1/2023(6)	2/1/2023	5,959	7,040	—	$18.10	1/31/2033	—	—
	2/2/2024(6)	2/1/2024	3,169	12,031	—	$4.60	1/31/2034	—	—
	2/2/2024(7)	2/1/2024	—	—	—	—	—	10,100	$35,451
Yvonne Li	—	—	—	—	—	—	—	—	—

(1)	Amounts reported have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on July 17, 2024.
(2)
The amounts reported in this column reflect the number of unvested shares multiplied by $3.51, which was the closing market price of our common stock on December 31, 2024, the last trading day of fiscal year 2024.

(3)
25% of the shares underlying this option vest on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter, subject to the named executive officer’s continued employment through the applicable vesting date.

(4)
The shares underlying this option were subject to both time-based and performance-based vesting conditions. 100% of the shares underlying the option satisfied the performance based vesting condition upon consummation of our Business Combination. The shares underlying the option shall satisfy the time-based vesting condition as follows: 25% on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter, subject to the named executive officer’s continued service relationship through the applicable vesting date.

(5)
The shares underlying this option are subject to the service-based and market-based vesting conditions. The market-based vesting conditions are satisfied upon attainment of certain share prices, or hurdle prices, for 20 out of 30 consecutive trading days. The hurdle prices are $148.20, $197.80, $247.30 and $296.90, which each relate to 25% of the option shares. Upon the date that the market-based hurdles are satisfied, 50% of the applicable shares vest on the later of such date or the first anniversary of the vesting commencement date, and the remaining 50% of the shares vest on the later of the earned date or the second anniversary of the vesting commencement date, in each case subject to Dr. Lu’s continued service relationship.

(6)
The shares underlying this option vest in 48 substantially equal monthly installments over four years from the vesting commencement date, subject to the named executive officer’s continued employment through the applicable vesting date.

(7)	All of the shares underlying this RSU will vest in three equal annual installments following the vesting commencement date, subject to the named executive officer’s continued employment.
Pension and Retirement Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us during the fiscal year ended December 31, 2024.
Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by the Company during the fiscal year ended December 31, 2024.
Employment Arrangements
We have entered into employment offer letters with each of our named executive officers who are employees, which generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary and eligibility for employee benefits. Each of our named executive officers has executed a form of our standard confidential information and inventions assignment agreement.
Additionally, each of our named executive officers is entitled to certain severance benefits pursuant to their employment offer letters (or, for Dr. Lu, a Severance and Change in Control Agreement), the terms of which are described under the section titled “Potential Payments and Benefits upon Termination or Change in Control” below.
Offer Letter with Timothy Lu, M.D., Ph.D.
In December 2018, we entered into an employment letter agreement with Dr. Lu, which sets forth the terms of his employment with Senti. Pursuant to his offer letter, Dr. Lu was initially entitled to an annual base salary of $400,000, a signing bonus of $168,333, and a discretionary annual target bonus equal to 40% of his base salary, contingent upon the achievement of performance objectives established by our board of directors. Dr. Lu is also eligible to participate in our employee benefits plans generally available to our employees, subject to the terms of such plans.
Agreement with Kanya Rajangam, M.D., Ph.D.
In May 2022, we entered into an employment offer letter with Dr. Rajangam, which sets forth the terms of her employment with Senti. Pursuant to her offer letter, Dr. Rajangam was initially entitled to an annual base salary of $490,000, a signing bonus of $90,000, and a discretionary annual target bonus equal to 40% of her base salary, contingent upon the achievement of performance objectives established by our board of directors or compensation committee. Additionally, subject to approval of our board of directors, Dr. Rajangam was eligible to receive an option to purchase 0.75% of our issued and outstanding shares as of immediately following the closing of our Business Combination, which option vests over a four-year period subject to her continuous service. Dr. Rajangam is also eligible to participate in our employee benefit plans generally available to our employees, subject to the terms of such plans. Dr. Rajangam’s offer letter also includes severance benefits, as described under the section titled “Potential Payments and Benefits upon Termination or Change in Control” below.
Consulting Agreement with Ms. Li
In May 2024, we entered into a consulting agreement with Yvonne Li, which sets forth the terms of her engagement with Senti as our Interim Chief Financial Officer. Pursuant to the consulting agreement, Ms. Li was initially entitled to receive consulting fees of $350 per hour in cash for services performed, with a maximum aggregate payment of $370,000 for services through November 1, 2024. Effective November 1, 2024, Ms. Li is entitled to receive consulting fees of $390 per hour in cash for services performed, with a maximum aggregate payment of $220,000 for services from November 1, 2024 through January 31, 2025. The consulting agreement has a one year term, unless extended by our board of directors and Ms. Li.
Potential Payments and Benefits upon Termination or Change in Control
Regardless of the manner in which a named executive officer’s employment with us terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and accrued unused vacation pay.
Termination Payments and Benefits
In July 2022, we entered into a Severance and Change in Control Agreement with Dr. Lu, which sets forth the terms of his severance benefits and supersedes the severance benefits to which he was previously entitled to under his employment offer letter.
Pursuant to Dr. Lu’s Severance and Change in Control Agreement and Dr. Rajangam’s offer letter, each of Drs. Lu and Rajangam are eligible to receive the following severance payments and benefits, in accordance with the terms and conditions of their respective Severance and Change in Control Agreement or offer letter, upon a termination without “cause” or upon resignation for “good reason”, contingent upon the named executive officer’s timely delivery to the Company of an effective release of claims, or a qualifying termination:
•
In the event of a qualifying termination, Dr. Lu is entitled to severance equal to (i) 12 months of his then current base salary, (ii) the prorated portion of his target annual bonus, (iii) all earned but unpaid annual bonus for the calendar year prior to the year in which his employment terminated, and (iv) up to 12 months of continued group health plan benefits at levels in effect at the time of termination. In lieu of the foregoing payments and benefits, if such qualifying termination occurs within 3 months before or 12 months after a “change of control”, then Dr. Lu is entitled to severance equal to (i) 18 months of his then current base salary, (ii) his target annual bonus for the year of termination, (iii) all earned but unpaid annual bonus for the calendar year prior to the year in which his employment terminated, (iv) up to 18 months of continued group health plan benefits at levels in effect at the time of termination, and (v) accelerated vesting of all outstanding time-based equity awards (and the time-based vesting conditions of equity awards which vest by a combination of time-based and performance-based vesting conditions) held by Dr. Lu.

•
In the event of a qualifying termination, Dr. Rajangam is entitled to severance equal to (i) 9 months of her then current base salary, (ii) all earned but unpaid bonus for the calendar year prior to the year in which her employment terminated, and (iii) up to 9 months of continued group health plan benefits at levels in effect at the time of termination. In lieu of the foregoing payments and benefits, if such qualifying termination occurs within 3 months before or 12 months after a “change of control”, then Dr. Rajangam is entitled to severance equal to (i) 12 months of her then current base salary, (ii) her target annual bonus for the year of termination, (iii) all earned but unpaid annual bonus for the calendar year prior to the year in which her employment terminated, (iv) up to 18 months of continued group health plan benefits at levels in effect at the time of termination, and (v) accelerated vesting of the time-based equity awards (and the time-based vesting conditions of equity awards which vest by a combination of time-based and performance-based vesting conditions) held by Dr. Rajangam.
The payments and benefits provided to our named executive officers in connection with a change in control may not be eligible for a federal income tax deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or the Code. These payments and benefits may also subject the named executive officers to an excise tax under Section 4999 of the Code. If the payments and benefits payable to Drs. Lu or Rajangam in connection with a change in control would subject them to the excise tax imposed under Section 4999 of the Code, such severance benefits will be reduced if such reduction would result in a higher net after-tax benefit to such named executive officers.
For the purposes of our named executive officers’ severance benefits, the following definitions apply:
•
“cause” generally means the occurrence of any of the following: (i) the employee’s material breach of their employment offer letter; (ii) any act (other than retirement) or omission which has a material and adverse effect on our business, or on the employee’s ability to perform services for us, including the commission of any crime (other than minor traffic violations); or (iii) material misconduct or material neglect of the employee’s duties in connection with our business or affairs.

•	“change of control” has the meaning set forth in our 2022 Plan (excluding consummation of our Business Combination).
•
“good reason” generally means the executive’s termination of their own employment because of any of the following: (i) our breach of any one or more of the material provisions of the executive’s employment offer letter; (ii) a material reduction by us of their annual base salary, unless they consent to such reduction or unless such reduction is applied equally, as a percentage of base salary, to all our senior executives; (iii) a material change in the geographic location at which they are required to provide services; or (iv) a material adverse change in their duties, authority, or responsibilities relative to their duties, authority, or responsibilities in effect immediately prior to such reduction (other than a change in title and provided that a change in title, reporting lines or position in connection with a change of control will not, in itself, be deemed to be a change in duties, authority or responsibility); provided, however, that the executive comply with notice and cure periods set forth in the applicable employment offer letter or Severance and Change in Control Agreement.

Health and Welfare and Retirement Benefits
Health and Welfare Benefits and Perquisites
All of our current named executive officers who are employees are eligible to participate in our health and welfare employee benefit plans generally available to our employees, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.
401(k) Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan is intended to qualify as a tax-qualified plan under the Code. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We currently provide matching 401(k) contributions to participants in the 401(k) plan, including our named executive officers.

NON-EMPLOYEE DIRECTOR COMPENSATION
Prior to consummating the Business Combination, we did not have a formal director compensation policy. In July 2022, after consummating the Business Combination, we adopted a non-employee director compensation policy, as described below.
Non-Employee Director Compensation Policy
In July 2022, our board of directors adopted a non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors are eligible to receive cash retainers (which are payable quarterly in arrears and prorated for partial years of service) and equity awards as set forth below. In addition, we reimburse non-employee directors for all reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or board committees. We do not pay additional compensation for attending individual meetings of our board of directors.

Annual Retainer for Board Membership	$35,000
Additional Annual Retainer for Non-Executive Chair	$30,000
Additional Annual Retainer for Committee Membership
Audit Committee Chairperson:	$15,000
Audit Committee Member (other than Chairperson)	$7,500
Compensation Committee Chairperson:	$15,000
Compensation Committee Member (other than Chairperson)	$7,500
Nominating and Corporate Governance Committee Chairperson:	$8,000
Nominating and Corporate Governance Committee Member (other than Chairperson)	$4,000

Equity Retainers
Initial Award: An initial, one-time stock option, or Initial Award, of 12,500 shares of our common stock will be granted to each non-employee director serving on our board of directors as of July 13, 2022, the date on which the non-employee director compensation policy was adopted, and to each new non-employee director upon his or her election to the board of directors following such date. Each Initial Award vests in 36 equal monthly installments over three years from the date of grant, subject to continued service as a director, unless otherwise provided by a written agreement entered into at or prior to the time that such director ceases to serve as a member of our board. Each Initial Award expires ten years from the date of grant, and will have a per share exercise price equal to the closing price of our common stock on the date of grant.
Annual Award: On the date of each annual meeting of stockholders of the Company following July 13, 2022, each continuing non-employee director other than a director receiving an Initial Award on such date, will receive an annual stock option award, or Annual Award, for 6,250 shares of our common stock. Each Annual Award vests in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting, subject to continued service, unless otherwise provided by a written agreement entered into at or prior to the time that such director ceases to serve as a member of our board. Each Annual Award expires ten years from the date of grant, and will have a per share exercise price equal to the closing price of our common stock on the date of grant.
Change of Control Acceleration: All outstanding Initial Awards and Annual Awards held by a non-employee director shall become fully vested and exercisable upon a “Change of Control” (as defined in our 2022 Equity Incentive Plan, or our 2022 Plan).
Maximum Annual Compensation
The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director in any calendar year will not exceed $750,000 (or $1,000,000 for the first year that a non-employee director is appointed or elected to our board of directors), in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
Non-Employee Director Agreements
On May 14, 2021, we entered into a scientific advisory board agreement with James Collins, or the Collins Agreement, pursuant to which he serves as a member and chair of our Scientific Advisory Board, or our SAB. As consideration for such services, Dr. Collins is entitled to receive (i) cash compensation in the amount of $10,500 per year (plus, for service as chair of our SAB, an additional $9,000 per year), and (ii) subject to approval by our board of directors or compensation committee, an annual stock option award of 3,522 shares, which amount is subject to adjustment in the event of a change in our capitalization. The Collins Agreement provides for such cash compensation to be paid in equal quarterly installments and each stock option award to vest over four (4) years, subject to Dr. Collins continued service with us and subject to the terms and conditions of our 2016 Plan (or other applicable equity incentive plan in effect at the time of grant). The Collins Agreement also provides for reimbursement of reasonable, out-of-pocket expenses incurred in connection with Dr. Collins’ performance of services upon our request. Pursuant to the Collins Agreement, Dr. Collins is subject to certain standard assignment of intellectual property and confidentiality covenants, as well as independent contractor covenants. The Collins Agreement expired in May 2024.
Director Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by or paid to our non-employee directors for service on our board of directors during the year ended December 31, 2024. Dr. Lu, who served as our President and Chief Executive Officer during 2024, also served on our board of directors, but did not receive any additional compensation for his service as a director and therefore is not included in the table below. Dr. Lu’s compensation for his service, as our President and Chief Executive Officer, is set forth above under “Executive Compensation-Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Susan Berland(3)	$25,749	—	—	$25,749
Brenda Cooperstone, M.D.	$50,000	$14,849	—	$64,849
Edward Mathers	$56,681	$14,849	—	$71,530
James (Jim) Collins, Ph.D.	$39,000	$14,849	$4,875(5)	$58,724
Frances Schulz	$2,656	$61,954	—	$64,610
Donald Tang	$2,188	$61,954	—	$64,141
Omid Farokhzad, M.D.(4)	$41,807	$14,849	—	$56,656

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted and the incremental fair value of option awards materially modified during fiscal year 2024 computed in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value of the option awards reported in this column are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 21, 2024, as amended and filed with the SEC on April 26, 2024. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	The following table provides information regarding the number of shares of common stock underlying stock options granted to our non-employee directors that were outstanding as of December 31, 2024.

Name	Option Awards Outstanding at 2024 Year-End (number of shares)
Susan Berland	—
Brenda Cooperstone, M.D.	28,143
Edward Mathers	25,000
James (Jim) Collins, Ph.D.	26,056
Frances Schulz	12,500
Donald Tang	12,500
Omid Farokhzad, M.D.	15,972

(3)
Ms. Berland resigned from our board of directors effective June 11, 2024. Amounts reported in the “Fees Earned or Paid in Cash” reflect compensation paid to Ms. Berland in accordance with our non-employee director compensation policy prior to her resignation.

(4)
Dr. Farokzad resigned from our board of directors effective November 25, 2024. Amounts reported in the “Fees Earned or Paid in Cash” reflet compensation paid to Dr. Farokzad in accordance with our non-employee director compensation policy prior to his resignation.

(5)	Amount represents fees earned by James Collins in 2024 under his agreement to serve as a member and chair of our SAB.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Private Placement
As disclosed previously in this proxy statement, on December 2, 2024, we entered into the Purchase Agreement with the Investors, pursuant to which we agreed to issue and sell, in the Private Placement, (i) 21,157 shares of Series A Preferred Stock for an aggregate offering price of $47.6 million and (ii) 31,735,500 Warrant Shares. The table below sets forth the number of Series A Preferred Stock and Warrant Shares purchased by our related parties:

Related Person	Shares of Series A Preferred Stock	Series A Preferred Stock Purchase Price	Warrant Shares	Warrant Exercise Price
Iyer Family Revocable Trust dated Aug 26 2012(1)	33	$74,250.00	49,500	$113,850.00
New Enterprise Associates 15, L.P.(2)	3,333	$7,499,250.00	4,999,500	$11,498,850.00
Bayer HealthCare LLC(3)	2,222	$4,999,500.00	3,333,000	$7,665,900.00
Celadon Partners SPV 24(4)	9,777	$21,998,250.00	14,665,500	$33,730,650.00

(1)	Kanya Rajangam, our current President, Head of Research Development and Chief Medical Officer, is one of the two authorized trustees of the Iyer Trust.
(2)
Edward Mathers, a member of our board of directors, is employed as a Partner at New Enterprise Associates, Inc., which is affiliated with New Enterprise Associates 15, L.P, which holds greater than 5% of our outstanding stock.

(3)	Bayer HealthCare LLC holds greater than 5% of our outstanding stock.
(4)	Donald Tang, a member of our board of directors, is affiliated with Celadon Partners SPV 24.
Non-Employee Director Agreements
Agreement with David Epstein
On July 1, 2022, we entered into a consulting agreement with our former director, David Epstein which agreement was amended on April 27, 2023, pursuant to which he provides certain consulting and advisory services, as is more fully described in the section titled “Non-Employee Director Agreements” under Item 11 of our Annual Report on Form 10-K, filed with the SEC on March 21, 2024, as amended and filed with the SEC on April 26, 2024.
Agreement with James Collins
On May 14, 2021, we entered into an agreement with our director James Collins, pursuant to which he is a member and chair of the Company’s Scientific Advisory Board, or SAB, and as more fully described in the section titled “Non-Employee Director Agreements” under Item 11 of our Annual Report on Form 10-K, filed with the SEC on March 21, 2024, as amended and filed with the SEC on April 26, 2024.
Agreement with Seer, Inc.
On December 23, 2022, we agreed to purchase a piece of biologics automation equipment for our research facility from Seer, Inc. (NASDAQ: SEER) for $200,000. Omid Farokhzad, a former member of our board of directors, is the Chief Executive Officer of Seer. The equipment was delivered in January 2023. The consideration of $200,000, plus interest, will be paid over a two-year period. Ownership title will transfer to Senti upon final payment. The design and sale of this equipment is the main business of Seer and there is no comparable product on the market. The Audit Committee approved the purchase of the equipment at a committee meeting on March 17, 2023. The transaction was classified in the Company’s books as a finance lease that commenced on March 1, 2023.

Agreements with GeneFab, LLC
Framework Agreement
On August 7, 2023, we entered into a framework agreement, or the Framework Agreement, with GeneFab, LLC, a Delaware limited liability company, or GeneFab, and Valere Bio, Inc., a Delaware corporation and the parent company of GeneFab, or Valere, which is wholly owned by a company managed by Celadon Partners, LLC, pursuant to which we, subject to the terms and conditions therein, (i) sold, assigned and transferred its rights, title and interest in certain of the assets and contractual rights to GeneFab, including all of our equipment and leasehold improvements at our facilities in Alameda, California, or the Alameda Facility and certain of our intellectual property related to the schematics for and design of the Alameda Facility, and (ii) subleased to GeneFab its premises under the lease for the Alameda Facility (a portion of which is subject to the satisfaction of certain conditions), or collectively, the Purchased Assets. In addition, we agreed to grant a license to GeneFab under certain of its intellectual property rights to conduct manufacturing services and to research, develop, manufacture and commercialize products outside of oncology, pursuant to a license agreement under negotiation, or the License Agreement. Donald Tang, a member of our board of directors, is a principal in Celadon Partners, LLC.
Pursuant to the Framework Agreement, we sold the Purchased Assets, and consummated, or will consummate, the other transactions contemplated thereby, for total consideration of $37.8 million in cash (of which the amounts payable at closing of the transactions contemplated by the Agreement shall be subject to certain offsets against the advance payment under the DMSA (as defined below)), or the Cash Consideration, and the grant of the Seller Economic Share (as defined below) by Valere. Fifty percent of the Cash Consideration was paid at closing and the parties waived payment of the remaining amount in connection with Celadon’s investment in the Private Placement in December 2024 as described herein.
Seller Economic Share Agreement
In connection with the Agreement, we, GeneFab and Valere entered into a seller economic share agreement, or the SESA, pursuant to which we will be entitled to receive ten percent of the realized gains of Valere arising and resulting from any cash or in-kind distributions from GeneFab in connection with the dividend or sale event, subject to the terms and conditions of the SESA.
Development and Manufacturing Services Agreement
In connection with the Agreement, we entered into a development and manufacturing services agreement with GeneFab, which was subsequently amended and restated, or the DMSA, pursuant to which GeneFab will provide to us, certain research, development, and manufacturing services. Subject to GeneFab’s meeting of certain criteria, we and our licensees will be obligated to engage GeneFab for certain services. We made an advance payment to GeneFab of $18.9 million for such services and received a credit of $8 million from GeneFab to be applied to a portion of the future invoices for such services. Each party may terminate the DMSA for the other party’s uncured material breach of the DMSA, or for insolvency events or for certain technical events.
Option Agreement
In connection with the Framework Agreement, we also entered into a letter agreement with GeneFab, which was subsequently amended and is referred to herein as the Option Agreement, pursuant to which GeneFab has the right to invest up to approximately $20 million to purchase up to 19,633,444 shares of our common stock, subject to approval by our stockholders to the extent required pursuant to applicable Nasdaq rules, at a price of $1.01867 per share in private placements in up to ten installments, or the Option. Pursuant to the Option Agreement and applicable Nasdaq rules, in no event may we issue shares of common stock under the Option Agreement equal to more than 19.99% of the shares of common stock outstanding immediately prior to the execution of the Option Agreement, or the Exchange Cap, unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules. The Option is exercisable for a period of 36 months following the execution of the License Agreement. Pursuant to the Option Agreement, we also agreed to register all the shares of common stock purchased by GeneFab under the Option Agreement for resale by filing up to four registration statements, subject to certain conditions and restrictions contained in the Option Agreement. The Option Agreement was assigned to Valere Holdings LLC, an affiliate of GeneFab, on May 28, 2024.

Indemnification Agreements
The certificate of incorporation contains provisions limiting the liability of directors, and the bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. The certificate of incorporation and bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board of directors.
In addition, we have entered into or intend to enter into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them.
Stock Option Grants to Directors and Executive Officers
We have granted stock options to our directors and executive officers, as more fully described in Proposal No. 2 herein as well as under Item 11 of our Annual Report on Form 10-K, filed with the SEC on March 21, 2024, as amended and filed with the SEC on April 26, 2024.
Related Person Transactions Policy
Our board of directors has adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Senti and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving or rejecting any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.
Registration Rights
2022 Registration Rights
As previously disclosed herein, the holders of the Founder Shares, the holders of the Private Placement Shares, and the Anchor Investors are entitled to registration rights pursuant to the registration and stockholder rights agreement requiring us to register such securities for resale. As at the date of this proxy statement, there are 5,750,000 Founder Shares, 871,028 of which were distributed to the Anchor Investors, and 715,500 Private Placement Shares outstanding. The holders of these securities are entitled to make up to three demands, excluding short form demands, that DYNS registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. DYNS will bear the expenses incurred in connection with the filing of any such registration statements. Under the Investor Rights and Lock-up Agreement, the Anchor Investors will be entitled to registration rights in respect of these shares.
In addition, the PIPE Investors are entitled to registration rights pursuant to the subscription agreements they entered into with DYNS in connection with the PIPE Investment. The PIPE Investors subscribed for, in aggregate, 5,060,000 shares of Class A Common Stock concurrently with the consummation of the Business Combination, and all such shares have registration rights.
In total, after the consummation of the Business Combination, an aggregate of 11,525,500 shares of our Common Stock held by stockholders of DYNS prior to the consummation of the Business Combination and by the PIPE Investors are subject to registration rights, comprising 715,500 Private Placement Shares, 4,878,972 Founder Shares, 871,028 shares of Common Stock issued to Anchor Investors and 5,060,000 shares of Common Stock issued to PIPE Investors.
These registration rights are only applicable so long as the Company does not already have a resale registration statement in effective for these shares. As of the date of this proxy statement, we currently have in effect a resale registration statement for the shares included in the Investor Rights and Lock-up Agreement.

PIPE Registration Rights Agreement
We and the Investors who participated in the Private Placement entered into the PIPE Registration Rights Agreement, pursuant to which, among other things, we agreed to file, as promptly as reasonably practicable following the closing of the Private Placement, but, in any event, not later than one hundred twenty (120) days thereafter, or the Filing Date, a resale registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) providing for the resale by the Investors of (i) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) the Warrant Shares, wherein (i) and (ii) collectively are referred to as the Registrable Shares, and to use commercially reasonable efforts to cause such resale registration statement to be declared effective as soon as practicable but in any event no later than the earlier of (a) the seventy-fifth (75th) calendar day following the Filing Date of the registration statement if the SEC notifies us that it will “review” the registration statement and (b) the fifth (5th) business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. We also agreed to take all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares. We have agreed to pay a liquidated damages penalty upon certain failures to meet the deadlines set forth above or to keep the resale registration statement continuously effective, which penalties will not exceed 5% of the aggregate subscription amount.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our Common Stock as of December 31, 2024:
•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our outstanding Common Stock.
The column entitled “Shares Beneficially Owned” is based on a total of (i) 4,829,457 shares of our Common Stock outstanding and (ii) 21,157 shares of our Series A Preferred Stock outstanding, as of December 31, 2024.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2024 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Senti Biosciences, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA 94080.

	Shares beneficially owned
	Common Stock		Series A Preferred Stock
Name and address of beneficial owner(1)	Number	Percentage	Number	Percentage
Directors and Named Executive Officers:
Timothy Lu, M.D., Ph.D.(2)	398,132	7.9%	—	—
Kanya Rajangam, M.D., Ph.D.(3)	35,426	*	33	*
James J. (Jim) Collins(4)	35,661	*	—	—
Brenda Cooperstone(5)	20,156	*	—	—
Edward Mathers(6)	17,013	*
Yvonne Li(7)	—	*	—	—
Fran Schulz(8)	697	*	—	—
Donald Tang(9)	11,065	*	—	—
All executive officers and directors as a group (8 persons)(10)	518,150	10.7%	33	*%
5 Percent Holders:
Entities Affiliated with 8VC(11)	253,755	5.3%	—	—
Entities Affiliated with NEA(12)	442,615	9.2%	3,333	15.7%
Bayer Healthcare LLC(13)	587,848	12.2%	2,222	10.5%
Celadon Partners SPV 24(14)	—	—	9,777	46.2%
PharmaEssentia Corp.(15)	—	—	2,111	9.9%
Armistice Capital Master Fund Ltd.(16)	—	—	1,333	6.3%
Accounts Advised or Sub Advised by T. Rowe Price Associates(17)	355,401	7.4%	—	—
ARK Genomic Revolution EFT(18)	237,189	4.9%	—	—

*	Represents beneficial ownership of less than 1%.
(1)
Unless otherwise noted, the business address of each of the individuals and entities listed in the table above is c/o Senti Biosciences, Inc., 2 Corporate Drive, First Floor, South San Francisco, California 94080.

(2)
Consists of (i) 55,949 shares of Common Stock held directly by Dr. Lu, (ii) 52,839 shares of Common Stock held by Luminen Services, LLC, as trustee of the Luminen Trust, of which Dr. Lu is the settlor, (iii) 52,839 shares of Common Stock held by Dr. Lu’s wife, Sandy Shan Wang, and (iv) 236,505 shares of Common Stock issuable upon exercise of stock options held by Dr. Lu that are exercisable within 60 days of December 31, 2024.

(3)
Consists of (i) 35,426 shares of Common Stock issuance upon exercise of stock options held by Dr. Rajangam that are exercisable within 60 days of December 31, 2024 and (ii) 33 shares of Series A Preferred Stock which are held by the Iyer Family Revocable Trust dated

Aug 26 2012, or the Iyer Trust, of which Dr. Rajangam is one of the two authorized trustees. The Iyer Trust also holds a Warrant exercisable for 49,500 shares of Common Stock upon the stockholder approval more fully described in Proposal No. 1 herein, of which 2,470 shares of Common Stock shall be exercisable upon stockholder approval subject to beneficial ownership limitations.
(4)
Consists of 17,613 shares of Common Stock held directly by Dr. Collins and 18,048 shares of Common Stock issuable upon exercise of stock options held by Dr. Collins that are exercisable within 60 days of December 31, 2024.

(5)	Consists of 20,156 shares of Common Stock issuable upon exercise of stock options held by Ms. Cooperstone that are exercisable within 60 days of December 31, 2024.
(6)	Consists of 17,013 shares of Common Stock issuable upon exercise of stock options held by Mr. Mathers that are exercisable within 60 days of December 31, 2024.
(7)	Consists of 0 shares of Common Stock issuable upon exercise of stock options held by Ms. Li that are exercisable within 60 days of December 31, 2024.
(8)
Consists of 697 shares of Common Stock issuable upon exercise of stock options held by Ms. Schulz that are exercisable within 60 days of December 31, 2024. Ms. Schulz was appointed to the Board effective December 9, 2024.

(9)
Consists of (i) 10,368 shares of Common Stock held directly by Mr. Tang and (ii) 697 shares of Common Stock issuable upon exercise of stock options held by Mr. Tang that are exercisable within 60 days of December 31, 2024. Mr. Tang was appointed to the Board effective December 9, 2024.

(10)	Consists of shares beneficially owned by the executive officers and directors listed in the table above.
(11)
Based on a Schedule 13G filed with the SEC on February 8, 2023. Consists of (i) 249,827 shares of Common Stock held by 8VC Fund I, L.P., or 8VC; and (ii) 3,928 shares of Common Stock held by 8VC Entrepreneurs Fund I, L.P., or 8VC Entrepreneurs and, collectively with 8VC, the 8VC Entities. 8VC GP I, LLC, or 8VC GP I, as general partner of each of the 8VC Entities, has sole voting and dispositive power with respect to the securities held by the 8VC Entities. Joe Lonsdale, in his capacity as the managing member of 8VC GP I, has sole voting and dispositive power with respect to the shares held by the 8VC Entities. Mr. Lonsdale and 8VC GP I disclaim beneficial ownership of the shares held by the 8VC Entities. The address of each of the 8VC Entities is 907 South Congress Avenue, Austin, Texas 78704.

(12)
Based on a Schedule 13D/A filed with the SEC on December 4, 2024. Consists of (i) 442,615 shares of Common Stock and (ii) 3,333 shares of Series A Preferred Stock held by New Enterprise Associates 15, L.P., or NEA 15. NEA 15 also holds a Warrant exercisable for 4,999,500 shares of Common Stock upon the stockholder approval more fully described in Proposal No. 1 herein, of which 499,450 shares of Common Stock shall be exercisable upon stockholder approval subject to beneficial ownership limitations. The securities directly held by NEA 15 are indirectly held by NEA Partners 15, L.P., or NEA Partners 15, which is the sole general partner of NEA 15, NEA 15 GP, LLC, or NEA 15 LLC, which is the sole general partner of NEA Partners 15, and each of the individual managers of NEA 15 LLC. The individual managers of NEA 15 LLC, or collectively, the NEA 15 Managers, are Forest Baskett, Anthony A. Florence, Mohamad Makhzoumi, Scott D. Sandell and Peter Sonsini. NEA 15, NEA Partners 15, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to the shares directly held by NEA 15. Mr. Edward Mathers, a member of the board of directors of the Combined Company, is a partner at New Enterprise Associates, Inc., which is affiliated with NEA 15, but does not have voting or investment power over the shares held by NEA 15. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares of Common Stock. The address for these entities and individuals is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(13)
Based on a Schedule 13G filed with the SEC on February 13, 2023 and Form 4 filed with the SEC on December 11, 2024 by Bayer Healthcare LLC. Consists of (i) 587,848 shares of Common Stock held by Bayer HealthCare LLC, or BHC, Bayer US Holding LP, or BUSH LP, Bayer World Investments B.V., or BWI, and Bayer Aktiengesellschaft, or Bayer, of which each of BUSH LP, BWI and Bayer share voting and dispositive power and (ii) 2,222 shares of Series A Preferred Stock held by BHC. BHC also holds a Warrant exercisable for 3,333,000 shares of Common Stock upon the stockholder approval more fully described in Proposal No. 1 herein, of which 666,267 shares of Common Stock shall be exercisable upon stockholder approval subject to beneficial ownership limitations. BHC is an indirect wholly-owned subsidiary of Bayer AG, which may be deemed to be an indirect beneficial owner of the shares owned directly by Bayer. BHC is controlled by BUSH LP. BWI is the general partner of BUSH LP. BWI is an indirect, wholly owned subsidiary of Bayer. Accordingly, Bayer may be deemed to be an indirect beneficial owner of the shares of Common Stock beneficially owned directly by BHC. Kelly Gast, President of Bayer, and Brian Branca, Treasurer of Bayer, share voting and dispositive power over the shares held by Bayer. The business address for BHC and BUSH LP is 100 Bayer Boulevard, Whippany, New Jersey 07981. The business address for BWI is Siriusdreef 36, 2132 WT Hoofddorp, The Netherlands 2132WT. The business address for Bayer is Bayerwerk, Gebaeude W11, Kaiser-Wilhelm-Allee 1, Leverkusen, Germany 51373. The table above also includes 2,222 shares of Series A Preferred Stock held by BHC.

(14)
Consists of 5,333 shares of Series A Preferred Stock held by Celadon Partners SPV 24, or Celadon. Celadon also holds a Warrant exercisable for (i) 7,999,500 shares of Common Stock and (ii) 6,666,000 shares of Common Stock upon the stockholder approval more fully described in Proposal No. 1 herein, of which (i) 799,150 shares of Common Stock and (ii) 665,933 shares of Common Stock, respectively, shall be exercisable upon stockholder approval subject to beneficial ownership limitations. The business address of Celadon is PO Box 500, 71 Fort Street, Grand Cayman, KY1-1106, Cayman Islands.

(15)
Consists of 2,111 shares of Series A Preferred Stock held by PharmaEssentia Corp., or PharmaEssentia. PharmaEssentia also holds a Warrant exercisable for 3,166,500 shares of Common Stock upon the stockholder approval more fully described in Proposal No. 1 herein, of which 316,333 shares of Common Stock shall be exercisable upon stockholder approval subject to beneficial ownership limitations. Ching-Leou Teng has sole voting and dispositive power with respect to the shares held by PharmaEssentia. The business address of PharmaEssentia is 13F, No.3, Park Street, Nangang District, Taipei 115, Taiwan.

(16)
Consists of 1,333 shares of Series A Preferred Stock held by Armistice Capital Master Fund Ltd., or Armistice. Armistice also holds a Warrant exercisable for 1,999,500 shares of Common Stock upon the stockholder approval more fully described in Proposal No. 1 herein, of which 99,775 shares of Common Stock shall be exercisable upon stockholder approval subject to beneficial ownership limitations. The business address of Armistice is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(17)
Based on a Form 13F filed with the SEC on November 14, 2023 by T.Rowe Price Associates, Inc., or TRPA. Consists of 355,401 shares of Common Stock held by TRPA of which TRPA has sole voting power over 55,286 shares of Common Stock and sole dispositive power over 323,197 shares of Common Stock. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The address of each of these entities is 100 East Pratt Street, Baltimore, MD 21202.

(18)
Based on a Form 13F filed with the SEC on October 31, 2024 by ARK Investment Management LLC. Consists of 237,189 shares of Common Stock held by ARK Investment Management LLC. The address of this entity is 3 East 28th Street, 7th Floor, New York, NY 10016.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Senti Biosciences, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA, 94080, Attention: Corporate Secretary, telephone: (650) 382-3281. If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
As previously disclosed in our proxy statement filed with the SEC on May 29, 2024, any stockholder who meets the requirements of the proxy rules under the Exchange Act, may submit proposals to our Board of Directors to be presented at the 2025 annual meeting. Such stockholder proposals intended to be included in the proxy statement for the next annual meeting of our stockholders in 2025 must also satisfy the requirements of Rule 14a-8 under the Exchange Act, and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our corporate secretary at our principal executive offices, received no later than January 29, 2025, in order to be considered for inclusion in the proxy materials to be disseminated by the board of directors for such annual meeting. If the date of the 2025 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after April 14, 2025.
Our bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely, the required notice must be in writing and received by our corporate secretary at our principal executive offices no earlier than March 12, 2025 and no later than April 11, 2025.
In addition, stockholders who intend to solicit proxies in support of a stockholder nominee must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. Stockholder proposals and the required notice should be addressed to Senti Biosciences, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA, 94080, Attention: Corporate Secretary. We also encourage you to submit any such proposal via email to: investors@sentibio.com.
OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
ANNUAL REPORT
The Company will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of the Company’s Annual Report as filed with the SEC. Requests for such copies should be addressed to: Senti Biosciences, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA, 94080, Attention: Corporate Secretary, telephone: (650) 382-3281.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can review Senti’s electronically-filed reports, proxy and information statements on the SEC’s web site at www.sec.gov or on Senti’s web site at https://investors.sentibio.com/investors. Information included on the Company’s website is not a part of this proxy statement.

You should rely only on the information contained in this proxy statement or on information to which the Company has referred you. The Company has not authorized anyone else to provide you with any information. You should not assume that the information contained in this document is accurate as of any date other than that date, and the provision of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

Appendix A
SENTI BIOSCIENCES INC.
AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN
1.	GENERAL.
(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(b) History. The 2022 Equity Incentive Plan was initially adopted by the Board on June 8, 2022 and approved by the Company’s stockholders on June 7, 2022 in connection with the transactions contemplated by the Business Combination Agreement. An amendment and restatement of the 2022 Equity Incentive Plan was adopted by the Board on December 20, 2024, subject to stockholder approval at the Company’s special meeting of stockholders to be held on March 6, 2025.
(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(d) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2.	SHARES SUBJECT TO THE PLAN.
(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of: (i) 4,816,4341 shares, plus (ii) the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last day of the preceding calendar year; provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of Common Stock.
(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 4,816,434 shares, as cumulatively increased on January 1st of each year for a period of ten years commencing on January 1, 2025 and ending on (and including) January 1, 2034, by the lesser of the Annual Increase for such year or 20,000,000 shares of Common Stock.
(c) Share Reserve Operation.
(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of
[1]
The 4,816,434 shares reflects the sum of (i) 516,434 shares that remained available for grant under the Plan as of December 20, 2024, plus (ii) 4,300,000 newly authorized shares added to the Plan on December 20, 2024 subject to stockholder approval of the Plan’s amendment and restatement.

shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.
(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.
3.	ELIGIBILITY AND LIMITATIONS.
(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b) Specific Award Limitations.
(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).
(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 3(d) shall apply beginning with the first calendar year that commences following the Effective Date.
4.	OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option. The shares purchased upon exercise of each type of Option will be accounted for separately. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a) Term. Subject to Section 3(b) regarding Incentive Stock Options granted to Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.
(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i) by cash or check, bank draft or money order (or an electronic equivalent thereof) payable to the Company;
(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:
(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from their regular rate of pay.
(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.
5.	AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.
(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i) Form of Award.
(1) RSAs. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (A) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (B) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2) RSUs. An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii) Consideration.
(1) RSA. A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.
(2) RSU. Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (1) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under their Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (2) any portion of their RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).
(vi) Settlement of RSU Awards. An RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.
(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant, subject to compliance with Section 409A) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a); (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction, except as set forth in Section 11, unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board (as reflected in written Board action) at the time of grant of an Award.
(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving or acquiring corporation (or its applicable parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) that the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction). Awards so accelerated will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that (a) will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and (b) have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement or unless otherwise provided by the Board, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of a Corporate Transaction in which the Awards are not assumed, continued or substituted for in accordance with Section 6(c)(i). With respect to the vesting of cash-settled Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii), such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction or such later date as required by Section 409A of the Code.
(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise. In the event there is no such excess, the Award may be terminated without consideration.
(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.	ADMINISTRATION.
(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.
(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii) To submit any amendment to the Plan for stockholder approval.
(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).
(xii) To effect, at any time and from time to time, subject to stockholder approval and subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
8.	TAX WITHHOLDING
(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.
(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with their own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9.	MISCELLANEOUS.
(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of their services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.
(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
10.	COVENANTS OF THE COMPANY.
The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
11.	ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.
(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.
(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.
(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).
(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.
(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:
(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.
(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.
(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.
(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the

Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.
(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.
(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.
(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.
(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.
(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.
(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:
(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.
(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).
(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of an RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
12.	SEVERABILITY.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13.	TERMINATION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan after the tenth anniversary of the Restatement Effective Date and no Incentive Stock Options may be granted after the tenth anniversary of the earlier of approval by the Board or the Company’s stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code). No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
14.	DEFINITIONS.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.
(b) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.
(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(d) “Annual Increase” means, with respect to each year, the number of shares added to the aggregate share reserve on January 1 pursuant to the automatic increase provided by Section 2(a).
(e) “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(f) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award or any Other Award).
(g) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.
(h) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
(i) “Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 19, 2021, by and among the Company and the other parties thereto.

(j) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(k) “Cause” has the meaning ascribed to such term in any written agreement between a Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(l) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(m) “Closing Date” means the date of date of the closing of the transactions contemplated by that certain Business Combination Agreement, dated as of December 19, 2021, by and among the Company and the other parties thereto.
(n) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(o) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(p) “Common Stock” means, as of the Closing Date, the Class A Common Stock, par value $0.0001 per share, of the Company.
(q) “Company” means Senti Biosciences Inc., a Delaware corporation.
(r) “Compensation Committee” means the Compensation Committee of the Board.
(s) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(t) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with

Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(u) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Corporate Transaction (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Corporate Transaction or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) with respect to any nonqualified deferred compensation that becomes payable on account of the Corporate Transaction, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.
(v) “Director” means a member of the Board.
(w) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(x) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(y) “Effective Date” means the effective date of this Plan, which is the date of the closing of the transactions contemplated by the Business Combination Agreement, provided that this Plan is approved by the Company’s stockholders prior to such date.
(z) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(aa) “Employer” means the Company or the Affiliate of the Company that employs the Participant.
(bb) “Entity” means a corporation, partnership, limited liability company or other entity.
(cc) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(dd) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(ee) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(ff) “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(gg) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(hh) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(ii) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option or SAR that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.
(jj) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(kk) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, or (ii) the terms of any Non-Exempt Severance Agreement.

(ll) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.
(mm) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.
(nn) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(oo) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(pp) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(qq) “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(rr) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ss) “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).
(tt) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(uu) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(vv) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(ww) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(xx) “Performance Criteria” means one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow;

cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee whether or not listed herein.
(yy) “Performance Goals” means, for a Performance Period, one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board may establish or provide for other adjustment items in the Award Agreement at the time the Award is granted or in such other document setting for the Performance Goals at the time the Performance Goals are established. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.
(zz) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(aaa) “Plan” means this Amended and Restated Senti Biosciences, Inc. 2022 Equity Incentive Plan, as amended from time to time.
(bbb) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(ccc) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).
(ddd) “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.
(eee) “Restatement Effective Date” means     , 2025, the date that the Company’s stockholders approved this Plan, as amended and restated.

(fff) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(ggg) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(hhh) “Returning Shares” means shares subject to Rollover Options (as defined in the Business Combination Agreement) that are outstanding as of the Effective Date and, that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.
(iii) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(jjj) “RSU Award Agreement” means a written agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(kkk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(lll) “Rule 405” means Rule 405 promulgated under the Securities Act.
(mmm) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(nnn) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(ooo) “Securities Act” means the Securities Act of 1933, as amended.
(ppp) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(qqq) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.
(rrr) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(sss) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ttt) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(uuu) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(vvv) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.
(www) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

SENTI BIO

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNTI2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than March 4, 2025 to be voted at the special meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60818-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SENTI BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V60819-TBD

SENTI BIOSCIENCES, INC.
SPECIAL MEETING OF STOCKHOLDERS
MARCH 6, 2025 AT 9:00 AM PT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Timothy Lu, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SENTI BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. PT, on March 6, 2025, at www.virtualshareholdermeeting.com/SNTI2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side